==============================================================================



                           FORMATION AGREEMENT



                                 BETWEEN


               PANENERGY TRADING AND MARKET SERVICES, INC.


                                   AND


                         MOBIL NATURAL GAS INC.











                              May 29, 1996


==============================================================================

                            TABLE OF CONTENTS
                                                                     Page

                                ARTICLE I

                              DEFINED TERMS

    1.01 Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . .1
    1.02 Construction. . . . . . . . . . . . . . . . . . . . . . . . . .4

                               ARTICLE II

           FORMATION OF NEWCO US AND NEWCO CANADA AND CLOSING

    2.01 Formation of Newco US and Newco Canada. . . . . . . . . . . . .4
    2.02 Closing.. . . . . . . . . . . . . . . . . . . . . . . . . . . .8
    2.03 Actions to be Taken at the Closing. . . . . . . . . . . . . . .8
    2.04 Post-Closing Adjustments to Initial Contributions.. . . . . . 10

                               ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF PTMSI

    3.01 Corporate Existence . . . . . . . . . . . . . . . . . . . . . 13
    3.02 Power and Authority; Enforceability . . . . . . . . . . . . . 13
    3.03 Qualification; Operating Power and Authority. . . . . . . . . 13
    3.04 Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . 13
    3.05 No Default or Consents. . . . . . . . . . . . . . . . . . . . 14
    3.06 Financial Statements. . . . . . . . . . . . . . . . . . . . . 14
    3.07 No Adverse Changes. . . . . . . . . . . . . . . . . . . . . . 14
    3.08 Legal Compliance; Proceedings . . . . . . . . . . . . . . . . 14
    3.09 Contractual Obligations . . . . . . . . . . . . . . . . . . . 14
    3.10 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
    3.11 Employee Benefit Liabilities. . . . . . . . . . . . . . . . . 16
    3.12 Public Utility. . . . . . . . . . . . . . . . . . . . . . . . 16
    3.13 Regulatory Matters. . . . . . . . . . . . . . . . . . . . . . 16
    3.14 Intellectual Property . . . . . . . . . . . . . . . . . . . . 16
    3.15 PTMSI Business. . . . . . . . . . . . . . . . . . . . . . . . 17
    3.16 No Occurrences. . . . . . . . . . . . . . . . . . . . . . . . 17

                               ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF MNGI

    4.01 Corporate Existence . . . . . . . . . . . . . . . . . . . . . 17
    4.02 Power and Authority; Enforceability . . . . . . . . . . . . . 17











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
    4.03 Qualification; Operating Power and Authority. . . . . . . . . 18
    4.04 Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . 18
    4.05 No Default or Consents. . . . . . . . . . . . . . . . . . . . 18
    4.06 Financial Statements. . . . . . . . . . . . . . . . . . . . . 18
    4.07 No Adverse Changes. . . . . . . . . . . . . . . . . . . . . . 19
    4.08 Legal Compliance; Proceedings . . . . . . . . . . . . . . . . 19
    4.09 Contractual Obligations . . . . . . . . . . . . . . . . . . . 19
    4.10 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
    4.11 Employee Benefit Liabilities. . . . . . . . . . . . . . . . . 20
    4.12 Public Utility. . . . . . . . . . . . . . . . . . . . . . . . 20
    4.13 Regulatory Matters. . . . . . . . . . . . . . . . . . . . . . 21
    4.14 Intellectual Property . . . . . . . . . . . . . . . . . . . . 21
    4.15 No Distribution . . . . . . . . . . . . . . . . . . . . . . . 21
    4.16 MNGI Business . . . . . . . . . . . . . . . . . . . . . . . . 21
    4.17  No Occurrences . . . . . . . . . . . . . . . . . . . . . . . 21

                                ARTICLE V

                COVENANTS OF THE PARTIES PRIOR TO CLOSING

    5.01 Operations and Actions of PTMSI . . . . . . . . . . . . . . . 22
    5.02 Operations and Actions of MNGI. . . . . . . . . . . . . . . . 23
    5.03 Access for MNGI . . . . . . . . . . . . . . . . . . . . . . . 24
    5.04 Access for PTMSI. . . . . . . . . . . . . . . . . . . . . . . 24
    5.05 Employees . . . . . . . . . . . . . . . . . . . . . . . . . . 25
    5.06 PTMSI Contracts and Consents to be Obtained by PTMSI. . . . . 27
    5.07 MNGI Contracts and Consents to be Obtained by MNGI. . . . . . 27
    5.08 No Other Transactions . . . . . . . . . . . . . . . . . . . . 27

                               ARTICLE VI

                          CONDITIONS TO CLOSING

    6.01 Conditions to Obligation of PTMSI . . . . . . . . . . . . . . 27
    6.02 Conditions to Obligation of MNGI. . . . . . . . . . . . . . . 28

                               ARTICLE VII

                         POST-CLOSING COVENANTS

    7.01 Consents Not Obtained . . . . . . . . . . . . . . . . . . . . 30
    7.02 Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . 30
    7.03 Indemnification . . . . . . . . . . . . . . . . . . . . . . . 30
    7.04 Indemnification Procedures. . . . . . . . . . . . . . . . . . 32














                              ARTICLE VIII

                   TERMINATION; REMEDIES; LIMITATIONS

    8.01 Grounds for Termination . . . . . . . . . . . . . . . . . . . 34
    8.02 Effect of Termination . . . . . . . . . . . . . . . . . . . . 34
    8.03 Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . 34
    8.04 Limitations . . . . . . . . . . . . . . . . . . . . . . . . . 35

                               ARTICLE IX

                              MISCELLANEOUS

    9.01 No Partnership. . . . . . . . . . . . . . . . . . . . . . . . 36
    9.02 Further Assurances. . . . . . . . . . . . . . . . . . . . . . 36
    9.03 Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . 36
    9.04 Broker Fees . . . . . . . . . . . . . . . . . . . . . . . . . 36
    9.05 Costs and Expenses. . . . . . . . . . . . . . . . . . . . . . 37
    9.06 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
    9.07 Assignment and Amendment. . . . . . . . . . . . . . . . . . . 38
    9.08 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . 38
    9.09 Entire Agreement; Supersedure . . . . . . . . . . . . . . . . 38
    9.10 Incorporation of Schedules. . . . . . . . . . . . . . . . . . 38
    9.11 Governing Law . . . . . . . . . . . . . . . . . . . . . . . . 38
    9.12 Severability. . . . . . . . . . . . . . . . . . . . . . . . . 38
    9.13 Third Person. . . . . . . . . . . . . . . . . . . . . . . . . 38
    9.14 Dispute Resolution; Arbitration . . . . . . . . . . . . . . . 38
    9.15 Recovery of Costs and Attorneys  Fees . . . . . . . . . . . . 41
    9.16 Choice of Forum . . . . . . . . . . . . . . . . . . . . . . . 41
    9.17 Time of Essence . . . . . . . . . . . . . . . . . . . . . . . 41


Appendix 1    References to Where Defined Terms First Appear

Exhibit A-1   Certificate of Formation of Limited Liability Company
Exhibit A-2 LLC Agreement
Exhibit A-3   Limited Partnership Agreement
Exhibit B     Terms of Subscription Agreement
Exhibit C     General Assignment and Assumption Agreement
Exhibit D     MEPUS/Newco US Supply Contract
Exhibit E     Terms of Mocan Supply Contract
Exhibit F     License Agreement
Exhibit G     Guaranty Agreement
Exhibit H     PTMSI Disclosure Schedule
Exhibit I     MNGI Disclosure Schedule











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
                          FORMATION AGREEMENT


    This Formation Agreement (this  Agreement ) is entered into as of May
29, 1996, by and between PanEnergy Trading and Market Services, Inc., a Delaware corporation ( PTMSI ) and an indirect wholly-owned subsidiary of PanEnergy Corp, a Delaware corporation ( PEC ), and Mobil Natural Gas Inc., a Delaware corporation ( MNGI ) and a direct wholly-owned subsidiary of Mobil Corporation ( Mocorp ).

    PTMSI and MNGI desire to form, or cause to be formed, (i) a Delaware limited liability company ( Newco US ) pursuant to the limited liability company agreement in the form of Exhibit A-2 attached hereto (the LLC Agreement ) and (ii) a Canadian limited partnership ( Newco Canada ) pursuant to the limited partnership agreement in the form of Exhibit A-3 attached hereto (the Limited Partnership Agreement ). In connection with the formation of Newco US and Newco Canada, subject to the terms and conditions of this Agreement, (i) PTMSI will contribute, or cause to be contributed, all of the PTMSI US Assets and the PTMSI Canada Assets subject only to the PTMSI US Liabilities and the PTMSI Canada Liabilities, respectively, each as defined below, to Newco US and Newco Canada, respectively, in exchange for a 60% limited liability company interest in Newco US and a 59.4% limited partnership interest in Newco Canada to be issued to the contributors, and (ii) MNGI will contribute, or cause to be contributed, all of the MNGI US Assets and the Mobil Canada Assets, respectively, subject only to the MNGI US Liabilities and the Mobil Canada Liabilities, respectively, each as defined below, to Newco
US and Newco Canada, respectively, in exchange for a 40% limited liability company interest in Newco US and a 39.6% limited partnership interest in Newco Canada to be issued to the contributors. A 1% general partnership interest in Newco Canada will be issued to a corporation owned 60% by an Affiliate (defined below) of PTMSI and 40% by an Affiliate of MNGI.

    NOW, THEREFORE, in consideration of the premises, the agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                ARTICLE I
                              DEFINED TERMS

    1.01 Defined Terms. As used in this Agreement, the following terms shall have the respective meanings set forth below (and items that are defined in the text of this Agreement other than in this Article I are defined in the Article, Section, or paragraph referenced in Appendix 1 attached hereto):

          Affiliate means, with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such first Person, where control means the power to direct management or policies; provided that neither Newco US nor Newco Canada shall be deemed to be an Affiliate of either PTMSI or MNGI or any of their respective
        Affiliates.

          Business Day means any day other than a Saturday, Sunday or bank holiday in Houston, Texas.

          Code  means the Internal Revenue Code of 1986, as amended.

          Contracts means any and all contracts, agreements, franchises, understandings, arrangements, leases, licenses, registrations, authorizations, mortgages, bonds, notes and other instruments and obligations and interests therein.

          ERISA Affiliate means, with respect to any Person, a Person which, together with the first Person, would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m), or (o) of section 414 of the Code.

          GAAP means, with respect to entities (or their businesses) formed under the laws of any United States jurisdiction, United States generally accepted accounting principles as in effect from time to time and, with respect to entities (or their businesses) formed under the laws of any Canadian jurisdiction, Canadian generally accepted accounting principles as in effect from time to time.

          Governmental Authority or ( Governmental ) means a federal, state, provincial, local or foreign governmental authority, including the United States of America and Canada; a state, province, commonwealth, territory or district thereof; a county or parish; a city, town, township, village or other municipality; a district, ward or other subdivision of any of the foregoing; any executive, legislative or other governing body of any of the foregoing; any agency, authority, board, department, system, service, office, commission, committee, council or other administrative body of any of the foregoing, including the FERC and NEB; any court or other judicial body; and any officer, official or other representative of any of the foregoing.

          Intellectual Property means all trademarks, trade names, service marks, trade dress and logos and all applications and registrations therefor and any good will associated therewith.

          Judgments means any and all judgments, orders, directives, injunctions, decrees or awards of any Governmental Authority.

          Knowledge means, with respect to a party, that its officers or employees at a managerial or higher level have conducted such investigations and inquiries as they reasonably believe to be likely to confirm the truth and accuracy of the matter being represented and warranted (or have caused such investigations and inquiries to be made under their supervision) and, after evaluating the findings of such investigations and inquiries, either (i) know that the matter being represented and warranted is true and accurate, except as disclosed in the applicable Disclosure Schedule to this Agreement, or (ii) have no reason to believe that the matter being represented and warranted is not true and accurate. As used in this Agreement, Knowledge of PTMSI shall include Knowledge of the PanEnergy Marketing Companies, and Knowledge of MNGI shall include Knowledge of the Mocorp Marketing Companies.

          Law means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority having valid jurisdiction.

          Legal Requirements means any and all applicable (i) federal, state, provincial, local and foreign Laws, (ii) non-appealable judgments and
    (iii) consent decrees and similar arrangements.

          Lien means liens, mortgages, charges, security interests and other encumbrances.

          Material Effect means, with respect to any entity or entities or business, a material adverse effect on the business, properties, operations or results thereof or financial condition of such entity or entities or business taken as a whole.

          NEB means the National Energy Board of Canada or any Canadian Governmental Authority succeeding to the powers of such board.

          Permits means any and all permits, authorizations, approvals, registrations, legal status, rights-of-way, orders or other approvals or licenses (i) under any (A) Law, (B) Judgment or (C) Contract with any Governmental Authority, relating to compliance with matters described in (A) or (B) above or (ii) granted by any Governmental Authority.

          Person means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof), or other entity.

          Proceeding means any lawsuit, charge, action, claim, demand, investigation or other legal or administrative proceeding by or before any Governmental Authority or any arbitration proceeding.

          Termination Fee  means a fee of $10,000,000.

    1.02 Construction. Unless the context requires otherwise: (i) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (ii) references to Articles and Sections refer to articles and sections of this Agreement; (iii) references to Exhibits are to Exhibits attached to this Agreement, each of which is made a part of this Agreement for all purposes; (iv) references to Laws refers to Laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law; (v) references to money refer to legal currency of the United States of America; and (vi) the word including means including without limitation.

                               ARTICLE II
           FORMATION OF NEWCO US AND NEWCO CANADA AND CLOSING

    2.01 Formation of Newco US and Newco Canada. (a) Certain capitalized terms used in this Section 2.01(a) are defined in Section 2.01(b). Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, covenants and agreements contained herein, at the Closing, the following shall occur:

    (i) PTMSI shall enter into the LLC Agreement and shall, or shall cause the PTMSI Marketing Companies to, contribute to Newco US the PTMSI US Assets, subject to the PTMSI US Liabilities, and Newco US shall assume the PTMSI US Liabilities and issue to PTMSI a 60% limited liability company interest;

    (ii) MNGI shall enter into the LLC Agreement and contribute to Newco US the MNGI US Assets, subject to the MNGI US Liabilities, and Newco US shall assume the MNGI US Liabilities and issue to MNGI a 40% limited liability company interest;

    (iii) PTMSI shall cause PanEnergy Services Canada, Ltd., a Canadian corporation ( PanEnergy Canada LP ), to enter into the Limited Partnership Agreement and contribute to Newco Canada the PTMSI Canada Assets, subject to the PTMSI Canada Liabilities, and Newco Canada shall assume the PTMSI Canada Liabilities and issue to PanEnergy Canada LP a 59.4% limited partnership interest;

    (iv) Each of PTMSI and MNGI shall (A) form a corporation owned 60% by an Affiliate of PTMSI and 40% by an Affiliate of MNGI ( Canada
         GP ), the shareholders of which shall enter into a Shareholders Agreement (the Shareholders Agreement ) on terms that result in the management of Newco Canada in a manner substantially similar to the management of Newco US pursuant to the LLC Agreement, (B) cause Canada GP to enter into the Limited Partnership Agreement, and (C) cause such shareholders to enter into a Subscription Agreement on the terms set forth on Exhibit B attached hereto, and Newco Canada shall issue to Canada GP a 1% general partnership interest; and

    (v) MNGI shall cause Mobil Oil Canada, Ltd. ( Mobil Canada ) to enter into the Limited Partnership Agreement and shall cause the Mocorp Canada Marketing Companies (hereinafter defined) to contribute to Newco Canada the Mobil Canada Assets subject to the Mobil Canada Liabilities, and Newco Canada shall issue to Mobil Canada a 39.6% limited partnership interest.

All such assignments and assumptions shall be pursuant to a General Assignment and Assumption Agreement in the form of Exhibit C attached hereto (the
 Assignment and Assumption Agreement ). PTMSI and PanEnergy Canada LP are collectively referred to as the PanEnergy Owners, MNGI and Mobil Canada are collectively referred to as the Mobil Owners, Canada GP is deemed to be both a PanEnergy Owner and a Mobil Owner, and the PanEnergy Owners and the Mobil Owners are collectively referred to as the Owners and any of them is referred to as Owner.

         (b) Certain of the defined terms used in Section 2.01(a) are defined as follows:

         (i) PTMSI US Assets means all assets that are reflected on the PTMSI March 31 Balance Sheet that relate to the PTMSI US Business (excluding assets disposed of in the ordinary course of business by the PanEnergy Marketing Companies since March 31, 1996), assets acquired in the ordinary course of business by the PanEnergy Marketing Companies with respect to the PTMSI US Business since March 31, 1996 that would be required to be reflected on a balance sheet prepared in accordance with GAAP, and rights under the PTMSI Contracts that relate to the PTMSI US Business accruing from and after the Effective Time.

         (ii)  PanEnergy Marketing Companies  means PanEnergy Gas
    Services, Inc. ( PanEnergy ), PanEnergy Power Services, Inc. ( Power ), PanEnergy Risk Management Services, Inc. ( Risk Management ), and PanEnergy Canada LP.

         (iii) PTMSI US Liabilities means all liabilities that are reflected on the PTMSI March 31 Balance Sheet that relate to the PTMSI US Business (excluding liabilities discharged since March 31, 1996), liabilities (excluding income tax liabilities) incurred in the ordinary course of business by the PanEnergy Marketing Companies with respect to the PTMSI US Business since March 31, 1996, and liabilities under the PTMSI Contracts that relate to the PTMSI US Business to be paid or performed from and after the Effective Time.

         (iv) PTMSI Canada Assets means all assets that are reflected on the PTMSI March 31 Balance Sheet that relate to the PTMSI Canada Business (excluding assets disposed of in the ordinary course of business by the PanEnergy Marketing Companies since March 31, 1996), assets acquired in the ordinary course of business by the PanEnergy Marketing Companies with respect to the PTMSI Canada Business since March 31, 1996 that would be required to be reflected on a balance sheet prepared in accordance with GAAP, and rights under the PTMSI Contracts that relate to the PTMSI Canada Business accruing from and after the Effective Time. The PTMSI US Assets and the PTMSI Canada Assets are collectively referred to as the PTMSI Assets.

         (v) PTMSI Canada Liabilities means all liabilities that are reflected on the PTMSI March 31 Balance Sheet that relate to the PTMSI Canada Business (excluding liabilities discharged since March 31, 1996), liabilities (excluding income tax liabilities) incurred in the ordinary course of business by the PanEnergy Marketing Companies with respect to the PTMSI Canada Business since March 31, 1996, and liabilities under the PTMSI Contracts that relate to the PTMSI Canada Business to be paid or performed from and after the Effective Time. The PTMSI US Liabilities and the PTMSI Canada Liabilities are collectively referred to as the PTMSI Liabilities.

         (vi) PTMSI US Business means the businesses of the PanEnergy Marketing Companies relating to the marketing and sale of gas and electric power and related risk management and conducted in the United States of America.

         (vii) PTMSI Canada Business means the businesses of the PanEnergy Marketing Companies relating to the marketing and sale of gas and electric power and related risk management and conducted in Canada. The PTMSI US Business and the PTMSI Canada Business are collectively referred to as the PTMSI Business.

         (viii) PTMSI Contracts means all of the following Contracts to which any of the PanEnergy Marketing Companies is a party at the Effective Time: (i) Contracts listed on Section 3.09 of the PTMSI Disclosure Schedule (excluding Contracts that have been performed prior to the Effective Time), (ii) Contracts for the future purchase, transportation, sale or storage of natural gas and electric power entered into after the date hereof in the ordinary course of business that would not be required to be disclosed on Section 3.09 of the PTMSI Disclosure Schedule if they were in existence on the date hereof, and
    (iii) Derivative Contracts (as defined in Section 3.09) entered into in the ordinary course of business; provided that, subject to
    Section 2.04(f)(ii), (A) all Contracts for the future purchase, transportation, storage or sale of natural gas or electric power at a stated price or fixed differential to an index price ( Fixed Price Contracts ) (1) have been hedged against on a portfolio basis to cover price and basis risk by Derivative Contracts or (2) have an established reserve to cover price and basis risk on the PTMSI Preliminary Effective Time Balance Sheet; and (B) the net asset or liability for all Derivative Contracts constituting PTMSI Contracts that on a portfolio basis are not being used to hedge against Fixed Price Contracts is reflected on the PTMSI Preliminary Effective Time Balance Sheet.

         (ix) MNGI US Assets means all assets that are reflected on the MNGI March 31 Balance Sheet that relate to the MNGI US Business (excluding assets disposed of in the ordinary course of business by MNGI since March 31, 1996), assets acquired in the ordinary course of business by MNGI with respect to the MNGI US Business since March 31, 1996 that would be required to be reflected on a balance sheet prepared in accordance with GAAP, and rights under the MNGI Contracts that relate to the MNGI US Business accruing from and after the Effective Time.

         (x) Mocorp Canada Marketing Companies means Mobil Canada, Mobil Oil Canada Properties and Mobil Natural Gas Canada Ltd.

         (xi) Mocorp Marketing Companies means MNGI and the Mocorp Canada Marketing Companies.

         (xii) MNGI US Liabilities means all liabilities that are reflected on the MNGI March 31 Balance Sheet that relate to the MNGI US Business (excluding liabilities discharged since March 31, 1996), liabilities (excluding income tax liabilities) incurred in the ordinary course of business by MNGI with respect to the MNGI US Business since March 31, 1996, and liabilities under the MNGI Contracts that relate to the MNGI US Business to be paid or performed from and after the Effective Time.

         (xiii) Mobil Canada Assets means all assets that are reflected on the MNGI March 31 Balance Sheet that relate to the MNGI Canada Business (excluding assets disposed of in the ordinary course of business by the Mocorp Canada Marketing Companies since March 31, 1996), assets acquired in the ordinary course of business by the Mocorp Canada Marketing Companies with respect to the MNGI Canada Business since March 31, 1996 that would be required to be reflected on a balance sheet prepared in accordance with GAAP, and rights under the MNGI Contracts that relate to the MNGI Canada Business accruing from and after the Effective Time. The MNGI US Assets and the Mobil Canada Assets are collectively referred to as the MNGI Assets.

         (xiv) Mobil Canada Liabilities means all liabilities that are reflected on the MNGI March 31 Balance Sheet that relate to the MNGI Canada Business (excluding liabilities discharged since March 31, 1996), liabilities (excluding income tax liabilities) incurred in the ordinary course of business by the Mocorp Canada Marketing Companies with respect to the MNGI Canada Business since March 31, 1996, and liabilities under the MNGI Contracts that relate to the MNGI Canada Business to be paid or performed from and after the Effective Time. The MNGI US Liabilities and the Mobil Canada Liabilities are collectively referred to as the
     MNGI Liabilities.

         (xv) MNGI US Business means the business of MNGI relating to the marketing and sale of gas and electric power and related risk management and conducted in the United States of America, excluding the business of MNGI associated with the ownership or operation of the assets of MNGI that are not reflected on the MNGI March 31 Balance Sheet.

         (xvi) MNGI Canada Business means the businesses of the Mocorp Canada Marketing Companies relating to the marketing and sale of gas and, if any, electric power and related risk management and conducted in Canada, excluding the businesses of the Mocorp Canada Marketing Companies associated with the ownership or operation of the assets of the Mocorp Canada Marketing Companies that are not reflected on the MNGI March 31 Balance Sheet. The MNGI US Business and the MNGI Canada Business are collectively referred to as the MNGI Business .

         (xvii) MNGI Contracts means all of the following Contracts to which any of the Mocorp Marketing Companies is a party at the Effective Time: (i) Contracts listed on Section 4.09 of the MNGI Disclosure Schedule (excluding Contracts that have been performed prior to the Effective Time), (ii) Contracts for the future purchase, transportation, sale or storage of natural gas and electric power entered into after the date hereof in the ordinary course of business that would not be required to be disclosed on Section 4.09 of the MNGI Disclosure Schedule if they were in existence on the date hereof, and
    (iii) Derivative Contracts entered into in the ordinary course of business; provided that, subject to Section 2.04(f)(ii), (A) all Fixed Price Contracts (1) have been hedged against on a portfolio basis to cover price and basis risk by Derivative Contracts or (2) have an established reserve to cover price and basis risk on the MNGI Preliminary Effective Time Balance Sheet; and (B) the net asset or liability for all Derivative Contracts constituting MNGI Contracts that on a portfolio basis are not being used to hedge against Fixed Price Contracts is reflected on the MNGI Preliminary Effective Time Balance Sheet.

    2.02 Closing.  The closing of the transactions contemplated by
Section 2.01(a) (the Closing ) shall take place at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas at 10:00 a.m. on August 1, 1996, or at such other place, time and date as the parties hereto may agree upon (the Closing Date ) and shall be effective as of 12:01 a.m. on the Closing Date (the Effective Time ).

    2.03 Actions to be Taken at the Closing. At the Closing, in the following order:

         (a) PTMSI shall cause the relevant PanEnergy Owners to, and MNGI shall, and shall cause the other relevant Mobil Owners to, (i) execute, deliver and file with the Secretary of State of the State of Delaware the Certificate of Formation of Limited Liability Company for Newco US and
(ii) execute and deliver the LLC Agreement for Newco US and the Limited Partnership Agreement for Newco Canada substantially in the form of Exhibits A-1, A-2 and A-3 attached hereto, respectively, with such changes to the LLC Agreement and the Limited Partnership Agreement as are appropriate to reflect the contributions and distributions to be made under the Funding Agreement.

         (b) PTMSI shall cause the relevant PanEnergy Owners to make the contributions and assignments described to be made by them in Section 2.01(a), by executing and delivering Assignment and Assumption Agreements, and each of Newco US and Newco Canada shall execute and deliver such Assignment and Assumption Agreements and issue to the relevant PanEnergy Owners a 60% limited liability company interest in Newco US and a 59.4% limited partnership interest in Newco Canada.

         (c) MNGI shall, and shall cause the other Mobil Owners to, make the contributions and assignments described to be made by them in Section 2.01(a), by executing and delivering Assignment and Assumption Agreements, and each of Newco US and Newco Canada shall execute such Assignment and Assumption Agreements and issue to the relevant Mobil Owner a 40% limited liability company interest in Newco US and a 39.6% limited partnership interest in Newco Canada.

         (d) Each of PTMSI and MNGI shall cause Newco Canada to issue a 1% general partnership interest in Newco Canada to Canada GP.

         (e) Each of PTMSI and MNGI shall, and shall cause its Affiliates to, execute and deliver the following agreements to which it or they, respectively, are parties:

         (i) Gas Sales and Services Contract (the MEPUS/Newco US Supply Contract ) between Mobil Exploration & Producing U.S. Inc. ( MEPUS ), as Seller, and Newco US, as Purchaser, in substantially the form of Exhibit D attached hereto;
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
         (ii) Gas Sales and Services Contract (the  Mocan Supply
    Contract ) between Mobil Oil Canada and Newco Canada on the terms set forth on Exhibit E attached hereto and on such other terms as are mutually agreed upon;

         (iii)     the Shareholders Agreement;

         (iv) the Subscription Agreement;

         (v) License Agreement (the Mocorp License Agreement ) (covering the use of Mocorp Intellectual Property) between Mocorp and Newco US and Newco Canada in substantially the form of Exhibit F attached hereto;

         (vi) License Agreement (the PEC License Agreement ) (covering the use of PEC Intellectual Property) between PEC and Newco US and Newco Canada in substantially the form of Exhibit F attached hereto;

         (vii) Guaranty Agreement in substantially the form of Exhibit G attached hereto by Mocorp (the Mocorp Guaranty ) in favor of PTMSI and its Affiliates and Newco US and Newco Canada, guaranteeing the performance by Mocorp s Affiliates of their obligations under the Asset Purchase Agreement (the Asset Purchase Agreement ) of even date herewith between MNGI, MEPUS et al., as Sellers, and PanEnergy Field Services, Inc., as Buyer, this Agreement, the Shareholders Agreement, the Subscription Agreement, the Funding Agreement, the MEPUS/Newco US Supply Contract, the Mocan Supply Contract, the Sable Island Gas Supply Contract (as defined in the LLC Agreement), the Mocorp License Agreement, the LLC Agreement and the Limited Partnership Agreement; and

         (ix) Guaranty Agreement in substantially the form of Exhibit G attached hereto by PEC (the PEC Guaranty ) in favor of MNGI and its Affiliates and Newco US and Newco Canada, guaranteeing the performance by PEC s Affiliates of their obligations under the Asset Purchase Agreement, this Agreement, the Shareholders Agreement, the Subscription Agreement, the Funding Agreement, the PFS Gas Supply Contract (as defined in the LLC Agreement), the PEC License Agreement, the LLC Agreement and the Limited Partnership Agreement.

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
    2.04 Post-Closing Adjustments to Initial Contributions. (a) Within 120 calendar days after the Closing Date, PTMSI shall cause to be prepared and delivered to MNGI audited balance sheets for each of the PTMSI US Business and the PTMSI Canada Business as of the Effective Time (collectively, the PTMSI Preliminary Effective Time Balance Sheets ), and MNGI shall cause to be prepared and delivered to PTMSI audited balance sheets for each of the MNGI
US Business and the MNGI Canada Business as of the Effective Time (collectively the MNGI Preliminary Effective Time Balance Sheets, and collectively with the PTMSI Preliminary Effective Time Balance Sheets, the
 Preliminary Effective Time Balance Sheets ), each of which shall be prepared in the same manner as the PTMSI March 31 Balance Sheets and the MNGI March 31 Balance Sheets, respectively, except that they shall be prepared based on the information known as of 90 days after the Closing Date. If the amounts of Working Capital and Fixed Assets (defined below) reflected on the applicable PTMSI Preliminary Effective Time Balance Sheet or MNGI Preliminary Effective Time Balance Sheet, respectively, are not in the ratio of 60/40 for the PanEnergy Owners and Mobil Owners, respectively, PTMSI and MNGI, respectively, shall cause the relevant PanEnergy Owners or Mobil Owners to make cash payments to Newco US and Newco Canada, as appropriate, in an amount such that immediately thereafter the total of Working Capital and Fixed Assets reflected on the Preliminary Effective Time Balance Sheets for each of Newco US and Newco Canada are in the ratio of 60/40 for the PanEnergy Owners and Mobil Owners, respectively. Any such payments shall include interest on the amount thereof at a rate per annum equal to the interest rate per annum under the Credit Facility Agreements (the Specified Rate ) from the Closing Date
through the date of such payment.   Working Capital and Fixed Assets  shall
mean (i) the excess of total current assets over total current liabilities and
(ii) fixed assets (not to exceed $4,000,000), in each case as reflected on a balance sheet prepared in accordance with GAAP consistently applied, except as otherwise expressly provided herein.

         (b)  Within 30 days after the second anniversary of the Closing
Date, PTMSI shall cause to be prepared and delivered to MNGI restated balance sheets for each of the PTMSI US Business and the PTMSI Canada Business and the MNGI US Business and the MNGI Canada Business as of the Effective Time (the
 PTMSI Proposed Final Effective Time Balance Sheets and the MNGI Proposed Final Effective Time Balance Sheets, and collectively the Proposed Final Effective Time Balance Sheets ), each of which shall be prepared in the same manner as the Preliminary Effective Time Balance Sheets, except that they shall be prepared based on the information known as of the second anniversary of the Closing Date and except that they shall exclude any accounts or notes receivable or payable that were contributed to Newco US or Newco Canada, to the extent only that they were not fully collected or paid on the second anniversary of the Closing Date (the Excluded Accounts ). MNGI shall have a period of 30 calendar days after receipt of the Proposed Final Effective Time Balance Sheets to review same and to make any objections thereto in writing to PTMSI. If no such written objections are delivered to PTMSI within such 30-day period, the Proposed Final Effective Time Balance Sheets shall be deemed to be accepted and approved by MNGI. If written objections by MNGI to the Proposed Final Effective Time Balance Sheets are delivered to PTMSI within such 30-day period, then MNGI and PTMSI shall attempt to resolve the matter or matters in dispute and the provisions of Section 2.04(c) shall apply.

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
         (c) If disputes under Section 2.04(a) or 2.04(b) cannot be resolved by MNGI and PTMSI within 20 calendar days after the delivery by MNGI to PTMSI or by PTMSI to MNGI, as the case may be, of the objections to the Preliminary Effective Time Balance Sheets or Proposed Final Effective Time Balance Sheets, as the case may be, then the specific matters in dispute shall be submitted to an independent accounting firm approved by MNGI and PTMSI (the
 Independent Accountants ), which firm shall render its opinion as to such matters. Based on such opinion, the Independent Accountants shall send to MNGI and PTMSI a written determination of the matters in dispute and a written determination of the Preliminary Effective Time Balance Sheets or Proposed Final Effective Time Balance Sheets, as the case may be, whereupon the confirmed or revised Preliminary Effective Time Balance Sheets or Proposed Final Effective Time Balance Sheets, as the case may be, shall be final and binding upon MNGI and PTMSI. All costs and expenses charged by the Independent Accountants shall be borne one-half each by MNGI and PTMSI.

         (d) On the third Business Day (the Settlement Date ) after the Proposed Final Effective Time Balance Sheets have become final either pursuant to Section 2.04(b) or 2.04(c) (the PTMSI Final Effective Time Balance Sheets and the MNGI Final Effective Time Balance Sheets and collectively the Final Effective Time Balance Sheets ), each of PTMSI and MNGI shall cause the relevant PanEnergy Owners or Mobil Owners to make cash payments to Newco US or Newco Canada, as appropriate, in an amount such that the amounts of the total of Working Capital and Fixed Assets (excluding the Excluded Accounts) as of the Effective Time (taking into account any adjustments already made pursuant to Section 2.04(a)) for (i) the PTMSI US Business and the MNGI US Business are in the proportion of 60/40, respectively, and (ii) the PTMSI Canada Business and the MNGI Canada Business are in the proportion of 60/40, respectively. Any such payment shall include interest on the amount thereof at the Specified Rate from the Closing Date through the date of such contribution or distribution.

         (e) On the Settlement Date, PTMSI and MNGI shall, and shall cause the PanEnergy Owners and Mobil Owners to, cause Newco US and Newco Canada to assign without recourse the Excluded Accounts to the assignor thereof, and the Excluded Accounts shall automatically be deemed not to constitute PTMSI Assets or MNGI Assets for purposes of Section 7.03 or otherwise. To the extent that PTMSI or MNGI uses employees who perform services for Newco US or Newco Canada to collect the Excluded Accounts or other accounts and notes receivable constituting MNGI Assets or PTMSI Assets that accrued prior to January 1, 1996, the percentage of such employees salary and benefits that is attributable to the time such employees spend in such collection shall be borne by PTMSI or MNGI, respectively, and shall not be charged to Newco US or Newco Canada.

         (f) Notwithstanding anything contained in this Agreement to the contrary, the provisions of this Section 2.04(f) shall apply:

         (i) If an adjustment to Working Capital and Fixed Assets pursuant to this Section 2.04 is required as a result of any matter which could also result in the breach of any representation or warranty of PTMSI set forth in Article III, then MNGI shall only be entitled to assert such matter as an adjustment to Working Capital and Fixed Assets pursuant to this Section 2.04 and shall be precluded from also asserting such mater as the basis of the breach of any such representation or warranty of PTMSI; and if an adjustment to Working Capital and Fixed Assets pursuant to this Section 2.04 is required as a result of any matter which could also result in the breach of any representation or warranty of MNGI set forth in Article IV, then PTMSI shall only be entitled to assert such matter as an adjustment to Working Capital and Fixed Assets pursuant to this Section 2.04 and shall be precluded from also asserting such matter as the basis of the breach of any such representation or warranty of MNGI.

         (ii) No payments shall be made pursuant to this Section 2.04 with respect to Fixed Price Contracts or Derivative Contracts contributed at the Closing except to the extent that the Total Exposure (defined below) for the PTMSI Contracts exceeds $1,000,000 or the Total Exposure for the MNGI Contracts exceeds $1,000,000. The Total Exposure with respect to each of PTMSI or MNGI means the aggregate exposure of price and basis risk under its Fixed Price Contracts that were not covered on a portfolio basis by Derivative Contracts contributed on its behalf pursuant to this Agreement, with exposure being calculated as the amount required to adjust the Fixed Price Contracts to market value as of the Effective Time, and where market value is based on published index prices for the respective commodity being valued. To the extent the Total Exposure for PTMSI or MNGI exceeds $1,000,000, the payments to be made pursuant to this Section 2.04 shall be adjusted so that, immediately after making such payment, the Total Exposure for each of PTMSI and MNGI shall equal $1,000,000. After making adjustments pursuant to this Section 2.04(f)(ii), any PTMSI Contracts or MNGI Contracts contributed at the Closing shall remain and constitute PTMSI Contracts or MNGI Contracts, respectively. No other adjustments or payments under this Section 2.04 shall be made with respect to the PTMSI Contracts or the MNGI Contracts except as described in this Section 2.04(f)(ii) or as described in Section 2.04(d) for Excluded Accounts.


                               ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF PTMSI

    PTMSI hereby represents and warrants to MNGI that, except as set forth in the disclosure schedule attached hereto as Exhibit H attached hereto (the
 PTMSI Disclosure Schedule ), which is arranged in paragraphs corresponding to the Sections contained in this Article III:

    3.01 Corporate Existence. PTMSI and the PanEnergy Marketing Companies are each corporations duly organized, validly existing and in good standing under the laws of their jurisdiction of incorporation.

    3.02 Power and Authority; Enforceability. PTMSI has all requisite corporate power to enter into this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement by PTMSI have been duly and validly authorized by all necessary corporate action of PTMSI and its Affiliates. This Agreement constitutes a legal, valid and binding obligation of PTMSI enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency or similar Laws of general application). At the Closing, the documents to be delivered at Closing (collectively, the Related Agreements ) to which PTMSI or any of its Affiliates is a party, when executed and delivered in accordance herewith, will constitute legal, valid and binding obligations of PTMSI and its Affiliates, as applicable, enforceable in accordance with their respective terms (except as may be limited by bankruptcy, insolvency or similar Laws of general application).

    3.03 Qualification; Operating Power and Authority. Each of PTMSI and each PanEnergy Marketing Company is duly qualified to do business and is in good standing as a foreign corporation in each of the states and provinces disclosed in the PTMSI Disclosure Schedule, such states and provinces being the only jurisdictions where PTMSI and the PanEnergy Marketing Companies are required to be so qualified, except where such failure to qualify would not have a Material Effect on the PTMSI Business. PTMSI and the PanEnergy Marketing Companies each have the corporate power to own and operate their respective assets and to carry on their respective businesses as presently conducted.

    3.04 Ownership. PEC is the indirect legal and beneficial owner of all of the capital stock of the PanEnergy Marketing Companies, free and clear of all Liens. PEC will be as of the Closing the indirect legal and beneficial owner of all of the capital stock of PTMSI and PanEnergy Canada LP, free and clear of all Liens, except for Liens granted under the terms of the LLC Agreement and the Limited Partnership Agreement.

    3.05 No Default or Consents.  Except as disclosed in the PTMSI
Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein (i) will conflict with or result in a breach, default or violation of (A) the charter or bylaws of PTMSI or any PanEnergy Marketing Company or (B) any material, Permit or Judgment to which PTMSI or any PanEnergy Marketing Company is a party or to which any one of them is subject or by which any of their respective assets is bound, or (ii) will result in the creation of any Lien on any material asset of PTMSI or any PanEnergy Marketing Company, the failure to obtain which would have a Material Effect on the PTMSI Business. Except as disclosed in the PTMSI Disclosure Schedule, no material consent, action, approval or authorization of, or registration, declaration or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution and delivery of this Agreement by PTMSI or the consummation by PTMSI or its Affiliates of the transactions contemplated herein.

    3.06 Financial Statements.  Section 3.06 of the PTMSI Disclosure
Schedule sets forth pro forma balance sheets for the PTMSI US Business and the PTMSI Canada Business as of March 31, 1996 (the PTMSI March 31 Balance
Sheets ). The PTMSI March 31 Balance Sheets have been prepared in accordance with GAAP applied on a consistent basis and in accordance with the notes thereto, present fairly the financial condition of the PTMSI Business as of such date, and are consistent with the books and records of the PTMSI Business; provided, however, that they do not include a provision for income taxes, are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack certain footnotes and other presentation items.

    3.07 No Adverse Changes. Except as disclosed in the PTMSI Disclosure Schedule, since March 31, 1996 through the date hereof, there have been no changes in (i) the financial condition or results of operations of the PTMSI Business or (ii) the condition (other than financial) of the PTMSI Business other than, with respect to clauses (i) and (ii) hereof, changes which have not in the aggregate had a Material Effect on the PTMSI Business.

    3.08 Legal Compliance; Proceedings. Except as disclosed in the PTMSI Disclosure Schedule, the PTMSI Business is in compliance with all Legal Requirements and there are no Proceedings pending or, to the Knowledge of PTMSI, threatened against PTMSI or any of its Affiliates in connection with the PTMSI Business alleging any failure so to comply or otherwise relating to the PTMSI Assets or PTMSI Business, except, in each case, where such non-compliance or Proceeding would not have a Material Effect on the PTMSI Business.

    3.09 Contractual Obligations. (a) Except as disclosed in the PTMSI Disclosure Schedule, neither PTMSI nor any PanEnergy Marketing Company is a party to any of the following, whether written or oral:

         (i) Contract for the future purchase, transportation, sale or storage of natural gas or electric power, which Contract (A) will be active as of the Effective Time and be in effect for more than 31 consecutive days after the Effective Time, (B) is not terminable without penalty on not more than 30 days notice and (C) provides for payments in any one year in excess of $500,000;

         (ii) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has imposed a security interest on any of its assets, tangible or intangible, which security interest secures indebtedness for borrowed money;

         (iii) except for Contracts entered into with customers and suppliers of the PTMSI Business in the ordinary course of business and agreements entered into with employees, any agreement concerning confidentiality;

         (iv) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, Contract or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

         (v) lease under which it is the lessee of real or personal property which lease (A) is not terminable without penalty on not more than 30 days notice and (B) provides for annual base rental payments in excess of $100,000;

         (vi) Contract for the future purchase of materials, supplies, equipment or services in excess of its normal operating requirements, which Contract (A) is not terminable without penalty on not more than 30 days notice and (B) provides for annual payments in excess of $500,000;

         (vii) any futures, swap, collar, put, call, floor, cap, option or other Contract that is intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including natural gas, crude oil, propane, electric power or securities (collectively,
     Derivative Contracts ), other than those entered into in the ordinary course of business;

         (viii)    Contract with any Affiliate of PEC;

         (ix) Contract for (A) the sale of any asset (other than sales of natural gas and electric power in the ordinary course of business) or
    (B) the grant of right or option to purchase any such asset, in each case requiring payments in excess of $500,000; or

         (x) Contract that purports to limit its freedom to compete in any line of business or in any geographic area.

         (b) No PanEnergy Marketing Company is in default, nor but for a requirement that notice be given or that a period of time elapse or both, would be in default, under any Contract to which it is party or by which its assets are bound relating to the PTMSI Business, which default would have a Material Effect on the PTMSI Business.

    3.10 Taxes. Except as disclosed in the PTMSI Disclosure Schedule, (i) all foreign, federal, state, provincial, and local tax returns and reports
( Tax Returns ), reports and forms required to be filed on or before the Closing Date in connection with the activities or assets of PTMSI have been or will be duly prepared and filed in good faith according to applicable Law and (ii) all Taxes and other levies which are required to be paid with respect to the activities or assets of PTMSI have been duly paid or adequate provision therefor made on the PTMSI Preliminary Effective Time Balance Sheets, except in each case such as would not in the aggregate have a Material Effect on the PTMSI Business.

    3.11 Employee Benefit Liabilities. Except as disclosed in the PTMSI Disclosure Schedule, there are no incurred or contingent liabilities with respect to any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ( ERISA ), sponsored, maintained or contributed to by PEC or any Affiliate of PEC that could reasonably be expected to have a Material Effect on the ability of PTMSI to perform its obligations under this Agreement or result in the imposition of liability against Mocorp, Newco US, Newco Canada or any ERISA Affiliate of Mocorp.

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
    3.12 Public Utility. PEC is not a holding company, a public utility, a subsidiary of a holding company, or an affiliate or associate company of a holding company, as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations issued thereunder ( PUHCA ).

    3.13 Regulatory Matters. Except as disclosed in the PTMSI Disclosure Schedule, or as to those Legal Requirements, Judgments or Permits the noncompliance with which could not reasonably be expected to have a Material Effect on the ability of PTMSI to perform its obligations under this Agreement, PTMSI and the PanEnergy Marketing Companies are duly authorized under all Legal Requirements, Judgments and Permits to perform the obligations under and enjoy the benefits of the PTMSI Contracts (as presently constituted) to which they are a party.

    3.14 Intellectual Property. (a) PEC or its Affiliates own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the PTMSI Business as presently conducted. Each item of Intellectual Property owned or used by PEC or its Affiliates in connection with the PTMSI Business during the 12-month period immediately preceding the Closing will be owned or available for use by Newco US and Newco Canada pursuant to the PEC License Agreement on substantially the same terms and conditions immediately subsequent to the Closing, subject to receipt of any PTMSI Consents (defined in Section 5.06).

         (b) Except as would not have a Material Effect on the PTMSI Business, (i) neither PEC nor any of its Affiliates has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third Persons with respect to the PTMSI Business, and (ii) neither PEC nor its Affiliates have within the past two years received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or conflict (including any claim that any of them must license or refrain from using any Intellectual Property rights of any third Person). To the Knowledge of PTMSI, no third Person has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of PEC or its Affiliates that are used by the PTMSI Business or are to be licensed to Newco US or Newco Canada.

    3.15 PTMSI Business. Except as excluded by the terms of this Agreement and except as set forth in the PTMSI Disclosure Schedule, the PTMSI Assets constitute all of the material assets (tangible and intangible) owned or held by PTMSI or its Affiliates that are used primarily in the marketing and sale of gas and electric power and related risk management in the United States and Canada.

    3.16  No Occurrences.   Between March 31, 1996 and the date hereof, no
event has occurred that would constitute a breach of Section 5.01 if such event were to occur after the date hereof.

                               ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF MNGI

    MNGI hereby represents and warrants to PTMSI that, except as set forth in the disclosure schedule attached hereto as Exhibit I attached hereto (the
 MNGI Disclosure Schedule ), which is arranged in paragraphs corresponding to the Sections contained in this Article IV:

    4.01 Corporate Existence. MNGI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the Mocorp Canada Marketing Companies are each corporations or partnerships duly organized, validly existing and in good standing under the applicable laws of Canada or its provinces.

    4.02 Power and Authority; Enforceability. MNGI has all requisite corporate power to enter into this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement by MNGI have been duly and validly authorized by all necessary corporate or partnership action (as the case may be) of MNGI and its Affiliates. This Agreement constitutes a legal, valid and binding obligation of MNGI enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency or similar Laws of general application). At the Closing, the Related Agreements to which MNGI or any of its Affiliates is a party, when executed and delivered in accordance herewith, will constitute legal, valid and binding obligations of MNGI and its Affiliates, as applicable, enforceable in accordance with their respective terms (except as may be limited by bankruptcy, insolvency or similar Laws of general application).

    4.03 Qualification; Operating Power and Authority. Each of MNGI and each other Mocorp Marketing Company is duly qualified to do business and is in good standing as a foreign corporation or partnership in each of the states and provinces disclosed in the MNGI Disclosure Schedule, such states and provinces being the only jurisdictions where MNGI and the other Mocorp Marketing Companies are required to be so qualified, except where such failure to qualify would not have a Material Effect on the MNGI Business. MNGI and the other Mocorp Marketing Companies each have the corporate or partnership power to own and operate their respective assets and to carry on their respective businesses as presently conducted.

    4.04 Ownership. Mocorp is, and will be as of the Closing, the indirect legal and beneficial owner of all of the capital stock or partnership interests (as the case may be) of the Mocorp Marketing Companies, free and clear of all Liens. Mocorp will be as of the Closing the indirect legal and beneficial owner of all of the capital stock of MNGI and Mobil Canada, free and clear of all Liens, except for Liens granted under the terms of the LLC Agreement and the Limited Partnership Agreement.

    4.05 No Default or Consents.  Except as disclosed in the MNGI
Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein (i) will conflict with or result in a breach, default or violation of (A) the charter or bylaws of MNGI or any other Mocorp Marketing Company or (B) any material Permit or Judgment to which MNGI or any other Mocorp Marketing Company is a party or to which any one of them is subject or by which any of their respective assets is bound, or (ii) will result in the creation of any Lien on any material asset of MNGI or any other Mocorp Marketing Company, the failure to obtain which would have a Material Effect on the MNGI Business. Except as disclosed in the MNGI Disclosure Schedule, no material consent, action, approval or authorization of, or registration, declaration or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution and delivery of this Agreement by MNGI or the consummation by MNGI or its Affiliates of the transactions contemplated herein.

    4.06 Financial Statements.  Section 4.06 of the MNGI Disclosure
Schedule sets forth pro forma balance sheets for the MNGI US Business and the MNGI Canada Business as of March 31, 1996 (the MNGI March 31 Balance
Sheets ). The MNGI March 31 Balance Sheets have been prepared in accordance with GAAP applied on a consistent basis and in accordance with the notes thereto, present fairly the financial condition of the MNGI Business as of such date, and are consistent with the books and records of the MNGI Business; provided, however, that the MNGI March 31 Balance Sheets do not include a provision for income taxes, are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack certain footnotes and other presentation items.

    4.07 No Adverse Changes. Except as disclosed in the MNGI Disclosure Schedule, since March 31, 1996 through the date of this Agreement, there have been no changes in (i) the financial condition or results of operations of the MNGI Business or (ii) the condition (other than financial) of the MNGI Business other than, with respect to clauses (i) and (ii) hereof, changes which have not in the aggregate had a Material Effect on the MNGI Business.

    4.08 Legal Compliance; Proceedings. Except as disclosed in the MNGI Disclosure Schedule, the MNGI Business is in compliance with all Legal Requirements and there are no Proceedings pending or, to the Knowledge of MNGI, threatened against MNGI or any of its Affiliates in connection with the MNGI Business alleging any failure so to comply or otherwise relating to the MNGI Assets or MNGI Business, except, in each case, where such non-compliance or Proceeding would not have a Material Effect on the MNGI Business.

    4.09 Contractual Obligations. (a) Except as disclosed in the MNGI Disclosure Schedule, and except with respect to any Contracts or other assets of MNGI or of any other Mocorp Marketing Company that are not included in the MNGI Assets, neither MNGI nor any other Mocorp Marketing Company is a party to any of the following, whether written or oral:

         (i) Contract for the future purchase, transportation, sale or storage of natural gas or electric power, which Contract (A) will be active as of the Effective Time and be in effect for more than 31 consecutive days after the Effective Time, (B) is not terminable without penalty on not more than 30 days notice and (C) provides for payments in any one year in excess of $500,000;

         (ii) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has imposed a security interest on any of its assets, tangible or intangible, which security interest secures indebtedness for borrowed money;

         (iii) except for Contracts entered into with customers and suppliers of the MNGI Business in the ordinary course of business and agreements entered into with employees, any agreement concerning confidentiality;

         (iv) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, Contract or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

         (v) lease under which it is the lessee of real or personal property which lease (A) is not terminable without penalty on not more than 30 days notice and (B) provides for annual base rental payments in excess of $100,000;

         (vi) Contract for the future purchase of materials, supplies, equipment or services in excess of its normal operating requirements, which Contract (A) is not terminable without penalty on not more than 30 days notice and (B) provides for annual payments in excess of $500,000;

         (vii) Derivative Contracts, other than those entered into in the ordinary course of business;

         (viii) Contract with any Affiliate of Mocorp that is included within the MNGI Business;

         (ix) Contract for (A) the sale of any asset (other than sales of natural gas and electric power in the ordinary course of business) or
    (B) the grant of right or option to purchase any such asset, in each case requiring payments in excess of $500,000; or

         (x) Contract that purports to limit its freedom to compete in any line of business or in any geographic area.

         (b) Neither MNGI nor any other Mocorp Marketing Company is in default, nor but for a requirement that notice be given or that a period of time elapse or both, would be in default, under any Contract to which it is party or by which it or their respective assets are bound relating to the MNGI Business, which default would have a Material Effect on the MNGI Business.

    4.10 Taxes. Except as disclosed in the MNGI Disclosure Schedule, (i) all Tax Returns, reports and forms required to be filed on or before the Closing Date in connection with the activities or assets of MNGI have been or will be duly prepared and filed in good faith according to applicable Law and
(ii) all Taxes and other levies which are required to be paid with respect to the activities or assets of MNGI have been duly paid or adequate provision therefor made on the MNGI Preliminary Effective Time Balance Sheets, except in each case such as would not in the aggregate have a Material Effect on the MNGI Business.

    4.11 Employee Benefit Liabilities. Except as disclosed in the MNGI Disclosure Schedule, there are no incurred or contingent liabilities with respect to any employee benefit plans within the meaning of Section 3(3) of ERISA, sponsored, maintained or contributed to by Mocorp or any Affiliate of Mocorp that could reasonably be expected to have a Material Effect on the ability of MNGI to perform its obligations under this Agreement or result in the imposition of liability against PEC, Newco US, Newco Canada or any ERISA Affiliate of PEC.

    4.12 Public Utility. Mocorp is not a holding company, a public utility, a subsidiary of a holding company, or an affiliate or associate company of a holding company, as such terms are defined in PUHCA.

    4.13 Regulatory Matters. Except as disclosed in the MNGI Disclosure Schedule, or as to those Legal Requirements, Judgments or Permits the noncompliance with which could not reasonably be expected to have a Material Effect on the ability of MNGI to perform its obligations under this Agreement, MNGI and the other Mocorp Marketing Companies are duly authorized under all Legal Requirements, Judgments and Permits to perform the obligations under and enjoy the benefits of the MNGI Contracts (as presently constituted) to which they are a party.

    Mobil 4.14     Intellectual Property. (a) Mocorp or its Affiliates own or
have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the MNGI Business as presently conducted. Each item of Intellectual Property owned by Mocorp or its Affiliates in connection with the MNGI Business during the 12-month period immediately preceding the Closing will be owned or available for use by Newco US and Newco Canada pursuant to the Mocorp License Agreement on substantially the same terms and conditions immediately subsequent to the Closing, subject to receipt of the MNGI Consents (defined in Section 5.07).

         (b)  Except as would not have a Material Effect on the MNGI
Business, (i) neither Mocorp nor any of its Affiliates has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third Persons with respect to the MNGI Business, and (ii) neither Mocorp nor its Affiliates have within the past two years received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or conflict (including any claim that any of them must license or refrain from using any Intellectual Property rights of any third Person). To the Knowledge of MNGI, no third Person has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Mocorp or its Affiliates that are used by the MNGI Business or are to be licensed to Newco US or Newco Canada.

    4.15 No Distribution. MNGI and Mobil Canada, respectively, are acquiring the limited liability company interest in Newco US and the limited partnership interest in Newco Canada solely for investment purposes and not with a view to the distribution thereof in violation of applicable securities laws.

    4.16 MNGI Business. Except as excluded by the terms of this Agreement and except as set forth in the MNGI Disclosure Schedule, the MNGI Assets constitute all of the material assets (tangible and intangible) owned or held by MNGI or its Affiliates that are used primarily in the marketing and sale of gas and electric power and related risk management in the United States and Canada.

    4.17  No Occurrences.   Between March 31, 1996 and the date hereof, no
event has occurred that would constitute a breach of Section 5.02 if such event were to occur after the date hereof.


                                ARTICLE V
                COVENANTS OF THE PARTIES PRIOR TO CLOSING

    5.01 Operations and Actions of PTMSI. (a) From the date hereof until the Closing, PTMSI agrees that except as contemplated by this Agreement, without the prior written consent of MNGI, PTMSI will not, and will cause the PanEnergy Marketing Companies not to:

         (i) Take any action with respect to the PTMSI Business or the PTMSI Assets other than in the ordinary course of business;

         (ii) Commence any new capital projects relating to the PTMSI Business or make any additional capital expenditures or additional commitments for capital expenditures relating thereto in excess of $500,000 in the aggregate, other than capital projects previously approved in the ordinary course of business and described in Section 5.01(a)(ii) of the PTMSI Disclosure Schedule;

         (iii) Consent to or suffer the imposition of any security interest on any of the PTMSI Assets;

         (iv) Enter into any Contract of the type described in
    Section 3.09, except in the ordinary course of business;

         (v) Amend, modify, terminate or waive any right under any PTMSI Contract, except in the ordinary course of business;

         (vi) Dispose of any of the PTMSI Assets, except in the ordinary course of business;

         (vii)     Acquire any real property;

         (viii) Acquire any tangible personal property in excess of $500,000 in the aggregate; or

         (ix) Make any change in the accounting practices or policies used with respect to the PTMSI Business.

         (b) From the date hereof until the Closing, PTMSI agrees that except as contemplated by this Agreement, unless MNGI otherwise consents in writing, PTMSI shall, and shall cause the PanEnergy Marketing Companies to:

         (i) Operate and maintain the PTMSI Business and the PTMSI Assets only in the ordinary course of business;

         (ii) Use all commercially reasonable efforts to maintain good relations with the customers and suppliers of the PTMSI Business and others having material business relationships with the PTMSI Business consistent with past practices; and

         (iii) Maintain the books of account and records of the PTMSI Business in the usual and ordinary manner.

         (c) From the date hereof until the Closing, PTMSI agrees that, without the prior written consent of MNGI, PTMSI will not, and will cause its Affiliates not to, dispose of any of their respective Intellectual Property that will be licensed to Newco US and Newco Canada under the PEC License Agreement, or amend, modify, withdraw or terminate any registration, application, licensing, royalty or similar Contract relating to any of such Intellectual Property (other than renewals or extensions of registrations nearing expiration or other similar routine actions).

    5.02 Operations and Actions of MNGI.    (a) From the date hereof until
the Closing, MNGI agrees that except as contemplated by this Agreement, and except with respect to any Contracts or other assets of MNGI or of any other Mocorp Marketing Company that are not included in the MNGI Assets, without the prior written consent of PTMSI, MNGI will not, and will cause the other Mocorp Marketing Companies not to:

         (i) Take any action with respect to the MNGI Assets or the MNGI Business other than in the ordinary course of business;

         (ii) Commence any new capital projects relating to the MNGI Business or make any additional capital expenditures or additional commitments for capital expenditures relating thereto in excess of $500,000 in the aggregate, other than capital projects previously approved in the ordinary course of business and described in Section 5.02(a)(ii) of the MNGI Disclosure Schedule;

         (iii) Consent to or suffer the imposition of any security interest on any of the MNGI Assets;

         (iv) Enter into any Contract of the type described in
    Section 4.09, except in the ordinary course of business;

         (v) Amend, modify, terminate or waive any right under any MNGI Contract, except in the ordinary course of business;

         (vi) Dispose of any of the MNGI Assets, except in the ordinary course of business;

         (vii)     Acquire any real property;

         (viii) Acquire any tangible personal property in excess of $500,000 in the aggregate; or

         (ix) Make any change in the accounting practices or policies used with respect to the MNGI Business.

         (b) From the date hereof until the Closing, MNGI agrees that except as contemplated by this Agreement, unless PTMSI otherwise consents in writing, MNGI shall, and shall cause the other Mocorp Marketing Companies to:

         (i) Operate and maintain the MNGI Assets and the MNGI Business only in the ordinary course of business;

         (ii) Use all commercially reasonable efforts to maintain good relations with the customers and suppliers of the MNGI Business and others having material business relationships with the MNGI Business consistent with past practices; and

         (iii) Maintain the books of account and records of the MNGI Business in the usual and ordinary manner.

         (c) From the date hereof until the Closing, MNGI agrees that, without the prior written consent of PTMSI, MNGI will not, and will cause its Affiliates not to, dispose of any of their respective Intellectual Property that will be licensed to Newco US and Newco Canada under the Mocorp License Agreement, or amend, modify, withdraw or terminate any registration, application, licensing, royalty or similar Contract relating to any of such Intellectual Property (other than renewals or extensions of registrations nearing expiration or other similar routine actions).

    5.03 Access for MNGI. From the date hereof through the Closing, PTMSI will (i) give or cause to be given to MNGI and its representatives such access, during normal business hours, to the PTMSI Assets and the books and records of the PTMSI Business and to employees of the PTMSI Business (in consultation with PTMSI) as MNGI shall from time to time reasonably request and (ii) furnish or cause to be furnished to MNGI such financial and operating data and other information with respect to the PTMSI Assets and the PTMSI Business, including copies of the PTMSI Contracts and the Contracts described in Section 3.09 of the PTMSI Disclosure Schedule, as MNGI shall from time to time reasonably request; in each case, to the extent same shall not unreasonably interfere with the operation of the PTMSI Business.

    5.04 Access for PTMSI. From the date hereof through the Closing, MNGI will (i) give or cause to be given to PTMSI and its representatives such access, during normal business hours, to the MNGI Assets and the books and records of the MNGI Business and to employees of the MNGI Business (in consultation with MNGI) as PTMSI shall from time to time reasonably request and (ii) furnish or cause to be furnished to PTMSI such financial and operating data and other information with respect to the MNGI Assets and the MNGI Business, including copies of the MNGI Contracts and the Contracts described in Section 4.09 of the MNGI Disclosure Schedule, as PTMSI shall from time to time reasonably request; in each case, to the extent same shall not unreasonably interfere with the operation of the MNGI Business; provided that MNGI shall not be obligated to provide access to any contract that contains a confidentiality obligation prohibiting disclosure of such contract to third parties without the consent of the other party to such contract (collectively, the Specified Contracts ).

    5.05 Employees. (a) Neither Newco US nor Newco Canada shall have any employees.

         (b) Subject to the terms of the LLC Agreement and the Limited Partnership Agreement, the PanEnergy Owners will manage Newco US and Newco Canada, and in such capacity, PTMSI, on behalf of the PanEnergy Owners, shall determine whether any employees of the MNGI Business will be hired by a PanEnergy Marketing Company to provide services to Newco US or Newco Canada. In that regard, the PanEnergy Marketing Companies may, but shall not be obligated to, offer employment to employees of the MNGI Business on the terms set forth in Section 5.05(c).

         (c) PTMSI has heretofore furnished MNGI with a list of employees of the MNGI Business who PTMSI wishes to employ through a PanEnergy Marketing Company to provide services to Newco US or Newco Canada.

         (i) Upon commencement of employment by a PanEnergy Marketing Company, PTMSI would, or would cause its Affiliates to, take all action necessary to cause all employees of the MNGI Business accepting offers of employment from a PanEnergy Marketing Company as of the Closing Date (the Transferred Employees ) to be covered under the employee benefit plans (including, subject to clause (iii) below, severance plans) and fringe benefit arrangements of the PanEnergy Marketing Companies, in each case on substantially the same basis as those provided to employees of the PTMSI Business who hold comparable positions; provided that the medical plan of the PanEnergy Marketing Company shall not impose any preexisting condition or waiting requirement on any Transferred
    Employee s participation in such plan if such employee enrolls within 30 days after the Closing Date. The salary and hourly wages payable to such employees at the commencement of their employment by the applicable PanEnergy Marketing Company shall not be decreased prior to the first anniversary of the Closing Date.

         (ii) PTMSI shall, or shall cause the PanEnergy Marketing Companies to, grant all Transferred Employees credit for purposes of eligibility (excluding eligibility for early retirement) and vesting under the employee benefit plans (including vacation and severance) of the PanEnergy Marketing Companies for their service with the MNGI Business prior to the Closing Date.

         (iii) The PanEnergy Marketing Companies shall provide, from the Closing Date through the first anniversary thereof, severance pay benefits for salaried and hourly Transferred Employees, respectively, that recognize Mobil service and are at least as favorable as the standard separation allowance plans of Mobil Oil Corporation for similarly situated salaried employees and hourly employees of Mobil Oil Corporation (complete and correct copies of which have heretofore been furnished by MNGI to PTMSI).

         (iv) Except as expressly provided in this Section 5.05, neither PTMSI nor any of its Affiliates shall be responsible for, and MNGI and its Affiliates shall be responsible for and MNGI shall indemnify and hold PTMSI and its Affiliates harmless from and against, any and all costs, expenses (including reasonable attorneys fees and expenses), obligations and liabilities arising out of or relating to (i) claims by any directors, officers, employees, shareholders, agents or representatives of MNGI or the other Mocorp Marketing Companies or the MNGI Business that relate to this Agreement or the consummation of the transactions contemplated herein (including the transfer or termination of employment by MNGI or its Affiliates), and (ii) claims by any of such persons relating to or arising out of (A) their employment by MNGI or its Affiliates, (B) their employment contracts (if any) with MNGI or its Affiliates, (C) their pension or other benefit liabilities payable by Mobil Oil Corporation or its Affiliates, or (D) any Legal Requirement requiring notice to them of severance or severance benefits.

         (v) MNGI shall, and shall cause its Affiliates to, comply with all Legal Requirements with respect to the employees of the MNGI Business, including the Workers Adjustment and Retraining Notification Act.

         (d) MNGI shall have the right to designate ten employees who at the Closing are, or in the 12-month period immediately preceding the Closing have been, employees of the MNGI Business and who have been approved by PTMSI to be seconded to a PanEnergy Marketing Company pursuant to a Secondment Agreement (the Secondment Agreement ), the terms of which shall be agreed upon by PTMSI and MNGI. Such ten employees shall be seconded to such PanEnergy Marketing Company for terms of three years (four employees), two and one-half years (three employees) and two years (three employees), respectively; provided that, pursuant to the terms of the Secondment Agreement, the PanEnergy Marketing Company shall have the right to terminate secondment with respect to any secondee who fails to satisfactorily perform his or her job functions. At the expiration of the term of secondment with respect to any secondee (or at the earlier termination of secondment of any secondee as described above), Mocorp shall have the right to second another employee of Mocorp or one of its Affiliates approved by PTMSI to replace such former secondee. Each replacement secondee shall be seconded for the same term as the original term of the secondee being replaced, unless such replacement is terminated earlier as described above. If a secondee is replaced before completion of his full term, the replacement secondee shall serve for the balance of that term. Pursuant to the Secondment Agreement, the cost of agreed upon salaries and benefits for the original ten secondees shall be borne by Newco US or Newco Canada, and the cost of any subsequent secondees shall be borne by Mocorp unless the applicable PanEnergy Marketing Company determines that such subsequent secondee is experienced and qualified to perform his or her job responsibilities.

    5.06 PTMSI Contracts and Consents to be Obtained by PTMSI. PTMSI shall use its commercially reasonable efforts to obtain as soon as practicable all consents, (the PTMSI Consents ), in form and substance reasonably acceptable to MNGI, necessary to assign, transfer, convey and deliver the PTMSI Assets to Newco US and Newco Canada, as applicable.

    5.07 MNGI Contracts and Consents to be Obtained by MNGI. MNGI shall use its commercially reasonable efforts to obtain as soon as practicable all consents (the MNGI Consents ), in form and substance reasonably acceptable to PTMSI, necessary to assign, transfer, convey and deliver the MNGI Assets to Newco US and Newco Canada, as applicable.

    5.08 No Other Transactions. Until this Agreement is terminated or the Closing occurs, neither party hereto will directly or indirectly (or permit any of its Affiliates to) solicit, initiate or encourage submission of proposals or offers from any Person (other than the other party hereto) relating to any merger, combination or acquisition of, in the case of PTMSI, all or any material portion of the PTMSI Business or the PTMSI Assets and, in the case of MNGI, all or any material portion of the MNGI Business or the MNGI Assets.

                               ARTICLE VI
                          CONDITIONS TO CLOSING

    6.01 Conditions to Obligation of PTMSI. The obligation of PTMSI to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

         (a) the representations and warranties set forth in Article IV shall be correct in all material respects at and as of the Closing Date;

         (b) MNGI shall have performed and complied in all material respects with all of its covenants and agreements herein required to be performed prior to or at the Closing;

         (c) MNGI shall have executed and delivered to PTMSI a certificate of its president or any vice president confirming that the representations and warranties of MNGI are correct in all material respects at and as of the Closing Date and that MNGI has performed and complied in all material respects with all of its covenants and agreements required herein to be performed prior to or at the Closing;

         (d) no action, suit, or proceeding (excluding any such matter initiated by PTMSI or any of its Affiliates) shall be pending or threatened before any Governmental Authority to prohibit the consummation of the transactions contemplated by this Agreement or to recover substantial damages from PTMSI or any of its Affiliates resulting therefrom;

         (e) PTMSI shall have procured all of the consents to the assignment of the PTMSI Assets to Newco US and Newco Canada, the failure of which to obtain would have a Material Effect on Newco US or Newco Canada;

         (f) MNGI shall have procured all of the consents to the assignment of the MNGI Assets to Newco US and Newco Canada, the failure of which to obtain would have a Material Effect on Newco US or Newco Canada;

         (g) the initial Business Plans (as defined in the LLC Agreement and the Limited Partnership Agreement, collectively the Business Plans ) for Newco US and Newco Canada shall have been agreed to by the members and partners, respectively, thereof;

         (h) the purchase and sale under the terms of the Asset Purchase Agreement shall have been consummated, unless such purchase and sale is not consummated on account of a default by Buyer under the Asset Purchase Agreement;

         (i)  MNGI and PTMSI shall have entered into an agreement (the
 Funding Agreement ) with Newco US to make funds available to Newco US in a manner that is tax efficient and in an amount to be mutually determined by Mocorp and PEC with an objective of obtaining an A credit rating for Newco US from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., if the obtaining thereof would not, in the judgment of either Mocorp or PEC, be economically onerous, and Mobil Canada and PanEnergy Canada LP (or their respective Affiliates) shall have entered into a parallel agreement to similarly make funds available to Newco Canada, which agreements shall set forth the aggregate maximum amount to be advanced under the LLC Agreement, the Limited Partnership Agreement, and the Funding Agreement, and shall contain such other terms, including provisions for return of amounts advanced, as are mutually agreed upon; and

         (j) MNGI shall have provided PTMSI with access to copies of all Specified Contracts.

PTMSI may waive any condition specified in this Section 6.01 if it executes a writing so stating at or prior to the Closing.

    6.02 Conditions to Obligation of MNGI. The obligation of MNGI to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

         (a) the representations and warranties set forth in Article III shall be correct in all material respects at and as of the Closing Date;

         (b) PTMSI shall have performed and complied in all material respects with all of its covenants and agreements herein required to be performed prior to or at the Closing;

         (c) PTMSI shall have executed and delivered to MNGI a certificate of its president or any vice president confirming that the representations and warranties of PTMSI are correct in all material respects at and as of the Closing Date and that PTMSI has performed and complied in all material respects with all of its covenants and agreements required herein to be performed prior to or at the Closing;

         (d) no action, suit, or proceeding (excluding any such matters initiated by MNGI or any of its Affiliates) shall be pending or threatened before any Governmental Authority to prohibit the consummation of the transactions contemplated by this Agreement or to recover substantial damages from MNGI or any of its Affiliates resulting therefrom;

         (e) PTMSI shall have procured all of the consents to the assignment of the PTMSI Assets to Newco US and Newco Canada, the failure of which to obtain would have a Material Effect on Newco US or Newco Canada;

         (f) MNGI shall have procured all of the consents to the assignment of the MNGI Assets to Newco US and Newco Canada, the failure of which to obtain would have a Material Effect on Newco US or Newco Canada;

         (g) the initial Business Plans for Newco US and Newco Canada shall have been agreed to by the members and partners, respectively, thereof;

         (h) the purchase and sale under the terms of the Asset Purchase Agreement shall have been consummated, unless such purchase and sale is not consummated on account of a default by Sellers under the Asset Purchase Agreement; and

         (i) MNGI and PTMSI shall have entered into the Funding Agreement with Newco US to make funds available to Newco US in a manner that is tax efficient and in an amount to be mutually determined by Mocorp and PEC with an objective of obtaining an A credit rating for Newco US from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., if the obtaining thereof would not, in the judgment of either Mocorp or PEC, be economically onerous, and Mobil Canada and PanEnergy Canada LP (or their respective Affiliates) shall have entered into a parallel agreement to similarly make funds available to Newco Canada, which agreements shall set forth the aggregate maximum amount to be advanced under the LLC Agreement, the Limited Partnership Agreement, and the Funding Agreement, and shall contain such other terms, including provisions for return of amounts advanced, as are mutually agreed upon.

MNGI may waive any condition specified in this Section 6.02 if it executes a writing so stating at or prior to the Closing.

                               ARTICLE VII
                         POST-CLOSING COVENANTS

    The parties hereto agree as follows with respect to the period following the Closing:

    7.01 Consents Not Obtained. If prior to the Closing PTMSI does not obtain any PTMSI Consent, PTMSI shall, at the expense and using the employees of, Affiliates of PTMSI, as appropriate, (i) continue to use all commercially reasonable efforts to obtain such consent and (ii) enter into lawful arrangements with Newco US or Newco Canada, as appropriate, which arrangements are mutually acceptable to the parties hereto, to transfer to Newco US or Newco Canada, as appropriate, the benefits and burdens accruing from and after the Effective Time under the Contract to which such PTMSI Consent relates.
If prior to the Closing MNGI does not obtain any MNGI Consent, MNGI shall, at the expense of MNGI, (A) continue to use all commercially reasonable efforts to obtain such consent and (B) enter into lawful arrangements with Newco US or Newco Canada, as appropriate, which arrangements are mutually acceptable to the parties hereto, to transfer to Newco US or Newco Canada, as appropriate, the benefits and burdens accruing from and after the Effective Time under the Contract to which such MNGI Consent relates.

    7.02 Tax Matters. PTMSI shall be responsible for the preparation and filing of all Tax Returns required to be filed after the Closing Date with respect to the PTMSI Assets relating to periods ending on or before the Closing Date. MNGI shall be responsible for the preparation and filing of all Tax Returns required to be filed after the Closing Date with respect to the MNGI Assets relating to periods ending on or before the Closing Date. All state, provincial and local transfer, sales, use or other similar Taxes resulting from the assignment, transfer, conveyance and delivery of the PTMSI Assets or the MNGI Assets shall be the responsibility of the assignor or transferor thereof.

    7.03 Indemnification. (a) From and after the Closing, subject to the provisions of Section 7.03(c), PTMSI shall indemnify, defend and hold harmless MNGI and its Affiliates and Newco US and Newco Canada and their respective representatives, employees and agents from and against any and all damages, claims, liabilities, losses, costs and expenses (including attorneys fees and expenses) (collectively Losses ) arising out of, resulting from, or related to any one or more of the following (collectively the MNGI Indemnified Liabilities ):

         (i) breach of any of PTMSI s representations or warranties in this Agreement (disregarding for the purpose of this Section 7.03(a) any materiality qualifiers);

         (ii) breach of any of PTMSI s covenants under this Agreement; or

    (iii) except for the PTMSI Liabilities that are reflected on the PTMSI Final Effective Time Balance Sheets, the ownership, operation or use by PTMSI and its Affiliates of their respective assets or the businesses of PTMSI and the PanEnergy Marketing Companies relating to the marketing and sale of gas and electric power and related risk management and conducted in the United States and Canada prior to the Effective Time, including any litigation to which PTMSI or any of the PanEnergy
    Marketing Companies is a party;

    provided that PTMSI shall have no liability under Section 7.03(a)(i) unless the aggregate of all Losses for which PTMSI would, but for this proviso, be liable exceeds on a cumulative basis $1,000,000, and then only to the extent of any such excess.

         (b)  From and after the Closing, subject to the provisions of
Section 7.03(c), MNGI shall indemnify, defend and hold harmless PTMSI and its Affiliates and Newco US and Newco Canada and their respective representatives, employees and agents (each a PTMSI Party ) from and against any and all Losses arising out of, resulting from, or related to any one or more of the following (collectively the PTMSI Indemnified Liabilities ):

         (i) breach of any of MNGI s representations or warranties in this Agreement (disregarding for the purpose of this Section 7.03(b) any materiality qualifiers);

         (ii) breach of any of MNGI s covenants under this Agreement; or

         (iii) except for the MNGI Liabilities that are reflected on the MNGI Final Effective Time Balance Sheets, the ownership, operation or use by MNGI and its Affiliates of their respective assets or the businesses of MNGI and the Mocorp Marketing Companies relating to the marketing and sale of gas and electric power and related risk management and conducted in the United States and Canada prior to the Effective Time, including any litigation to which MNGI or any of the Mocorp Marketing Companies is a party;

    provided that MNGI shall have no liability under Section 7.03(b)(i) unless the aggregate of all Losses for which MNGI would, but for this proviso, be liable exceeds on a cumulative basis $1,000,000, and then only to the extent of any such excess.

         (c) The representations and warranties in this Agreement and in any other document or certificate to be delivered at the Closing pursuant hereto shall survive the Closing solely for purposes of this Article VII and shall terminate on the second anniversary of the Closing Date. No action can be brought with respect to any breach of any representation and warranty under this Agreement or any certificate to be delivered at the Closing pursuant hereto unless a Claim Notice or Indemnity Notice (each as defined below) specifying the breach of the representation or warranty forming the basis of such claim has been delivered to the party alleged to have breached such representation or warranty prior to the termination date of such representation or warranty as described in this Section 7.03(c). Any claim for indemnity for breach of covenant herein that pursuant to its terms is to be performed prior to the Closing shall be effective only as to matters with respect to which a Claim Notice has been delivered pursuant hereto on or before the second anniversary of the Closing Date. Any claim for indemnity pursuant to Section 7.03(a)(iii) or 7.03(b)(iii) with respect to (i) a Third Party Claim (as defined below) shall be effective only as to matters with respect to which a Claim Notice has been delivered pursuant hereto on or before the third anniversary of the Closing Date and (ii) a claim that does not involve a Third Party Claim shall be effective only as to matters with respect to which an Indemnity Notice has been delivered pursuant hereto on or before the second anniversary of the Closing Date. THE LIMITED RIGHTS PROVIDED TO PTMSI AND MNGI PURSUANT TO THIS ARTICLE VII SHALL BE THE SOLE REMEDY FOR ANY INACCURACY IN OR BREACH OF ANY REPRESENTATIONS, WARRANTIES OR COVENANTS CONTAINED IN THIS AGREEMENT OR IN ANY DOCUMENT OR CERTIFICATE TO BE DELIVERED AT THE CLOSING. TO THE FULLEST EXTENT PERMITTED BY LEGAL REQUIREMENTS, EACH OF PTMSI AND MNGI HEREBY WAIVES ANY AND ALL OTHER RIGHTS
IT MAY HAVE AT LAW OR IN EQUITY WITH RESPECT TO ANY INACCURACY IN OR BREACH
OF THE REPRESENTATIONS, WARRANTIES AND COVENANTS DESCRIBED IN THIS SECTION 7.03(C).

    7.04 Indemnification Procedures. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

         (a) A party claiming indemnification under this Agreement (an Indemnified Party ) with respect to any claim ( Third Party Claim ) asserted by a Person other than a party hereto or its Affiliates or Newco US or Newco Canada against the Indemnified Party that could give rise to a right of indemnification under this Agreement shall promptly (i) notify the party from whom indemnification is sought (the Indemnifying Party ) of the Third Party Claim and (ii) transmit to the Indemnifying Party a written notice ( Claim Notice ) describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), the Indemnified Party s best estimate of the amount of damages attributable to the Third Party Claim and the basis of the Indemnified Party s request for indemnification under this Agreement. Subject to Section 7.03(c), failure to provide such Claim Notice shall not affect the right of the Indemnified
Party s indemnification hereunder except to the extent the Indemnifying Party is prejudiced thereby. Within 30 days after receipt of any Claim Notice (the
 Election Period ), the Indemnifying Party shall notify the Indemnified Party
(A) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article VII with respect to such Third Party Claim and (B) whether the Indemnifying Party desires to defend the Indemnified Party against such Third Party Claim; provided that if the Indemnifying Party fails to so notify the Indemnified Party during the Election Period, the Indemnifying Party shall be deemed to have elected to dispute such liability.

         (b) If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party does not dispute its potential liability to the Indemnified Party under this Article VII and that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 7.04(b). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided that the Indemnifying Party shall not enter into any settlement agreement providing for a finding of responsibility or liability on the part of the Indemnified Party or providing any material sanction or material restriction upon the conduct of any business by the Indemnified Party without the Indemnified Party s consent, which consent shall not be unreasonably withheld. The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party (but only if pursuant to Section 7.04(b) or 7.04(d) the Indemnified Party is actually entitled to indemnification hereunder), to file, during the Election Period, any motion, answer or other pleadings which the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party. If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including the making of any related counterclaim against the Person asserting the Third Party Claim or any cross-complaint against any Person (other than an (i) Affiliate of the Indemnified Party, (ii) Newco US or (iii) Newco Canada). The Indemnified Party may participate in, but not control, any defense or settlement or any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 7.04, and the Indemnified Party shall bear its own costs and expenses with respect to such participation.

         (c)  If the Indemnifying Party fails to notify the Indemnified
Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 7.04(b), or if the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 7.04(b) but fails to diligently prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (but only if pursuant to Section 7.04(b) or 7.04(d) the Indemnified Party is actually entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings; provided, however, that the Indemnified Party may not enter into, without the Indemnifying Party s consent, which shall not be unreasonably withheld, any compromise or settlement of such Third Party Claim. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 7.04(c), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

         (d) If the Indemnifying Party elects not to assume the defense of a Third Party Claim, or elects to assume the defense of a Third Party Claim, but reserves the right to dispute whether such claim is an indemnifiable loss under this Agreement, the determination of whether the Indemnified Party is entitled to indemnification hereunder shall be resolved pursuant to Section 9.14.

         (e) If any Indemnified Party has a claim against any Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall promptly transmit to the Indemnifying Party a written notice (the Indemnity Notice ) describing in reasonable detail the nature of the claim, the Indemnified Party s best estimate of the amount of damages attributable to such claim and the basis of the Indemnified Party s request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 60 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have disputed such claim. If the Indemnifying Party has disputed such claim, such dispute shall be resolved pursuant to Section 9.14.

                              ARTICLE VIII
                   TERMINATION; REMEDIES; LIMITATIONS


    8.01 Grounds for Termination.  This Agreement may be terminated:

         (a) By the written agreement of PTMSI and MNGI, at any time on or prior to the Closing Date;

         (b) By either PTMSI or MNGI, by written notice to the other, if the transactions contemplated hereby shall not have been consummated by August 2, 1996, unless the lack of consummation shall be due to the failure of the party seeking to terminate this Agreement to perform or observe any of the covenants hereof to be performed or observed by such party; or

         (c) By either PTMSI or MNGI, at any time on or prior to the Closing Date, if a final, nonappealable Judgment has been entered against PTMSI or MNGI or any of their respective Affiliates restraining, prohibiting, or declaring illegal any material part of the transactions provided for hereby.

    8.02 Effect of Termination. If the Closing does not occur as a result of any party s exercising its right to terminate pursuant to Section 8.01, then this Agreement shall automatically terminate (except for Sections 9.04 and 9.05), and no party shall have any rights or obligations under this Agreement, except that nothing herein shall relieve any party from any liability for any breach hereof, or from its obligations under Section 9.04 or 9.05 or under the Confidentiality Agreement dated as of June 27, 1995 between Associated Natural Gas Corporation and MNGI, as ratified by PEC (the
 Confidentiality Agreement ).

    8.03 Remedies.

         (A) THE FAILURE BY THE BUYER TO FULFILL ANY UNDERTAKING OR COMMITMENT PROVIDED FOR IN THE ASSET PURCHASE AGREEMENT ON THE PART OF THE
BUYER THAT IS REQUIRED TO BE FULFILLED ON OR PRIOR TO THE   CLOSING DATE  (AS
THEREIN DEFINED) SHALL CONSTITUTE A DEFAULT BY PTMSI UNDER THIS AGREEMENT FOR PURPOSES OF THIS SECTION 8.03; AND THE FAILURE BY THE SELLERS TO FULFILL ANY UNDERTAKING OR COMMITMENT PROVIDED FOR IN THE ASSET PURCHASE AGREEMENT ON THE PART OF THE SELLERS THAT IS REQUIRED TO BE FULFILLED ON OR PRIOR TO THE
 CLOSING DATE (AS THEREIN DEFINED) SHALL CONSTITUTE A DEFAULT BY MNGI UNDER THIS AGREEMENT FOR PURPOSES OF THIS SECTION 8.03.

         (B)  NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY
OTHER PROVISION OF THIS AGREEMENT, UPON THE FAILURE BY PTMSI TO FULFILL ANY MATERIAL UNDERTAKING OR COMMITMENT PROVIDED FOR IN THIS AGREEMENT ON THE PART OF PTMSI THAT IS REQUIRED TO BE FULFILLED ON OR PRIOR TO THE CLOSING DATE, INCLUDING THE BREACH BY PTMSI OF ITS AGREEMENT SET FORTH IN SECTION 5.08, MNGI MAY TERMINATE THIS AGREEMENT IF IT ALSO TERMINATES THE ASSET PURCHASE AGREEMENT AND REQUIRE THAT PTMSI PROMPTLY PAY TO MNGI THE TERMINATION FEE AS LIQUIDATED DAMAGES, AS MNGI S SOLE AND EXCLUSIVE REMEDY FOR SUCH DEFAULT, ALL OTHER REMEDIES BEING EXPRESSLY WAIVED BY MNGI.

         (C)  NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY
OTHER PROVISION OF THIS AGREEMENT, UPON THE FAILURE BY MNGI TO FULFILL ANY MATERIAL UNDERTAKING OR COMMITMENT PROVIDED FOR IN THIS AGREEMENT ON THE PART OF MNGI THAT IS REQUIRED TO BE FULFILLED ON OR PRIOR TO THE CLOSING DATE, INCLUDING THE BREACH BY MNGI OF ITS AGREEMENT SET FORTH IN SECTION 5.08, PTMSI MAY TERMINATE THIS AGREEMENT IF IT ALSO TERMINATES THE ASSET PURCHASE AGREEMENT AND REQUIRE THAT MNGI PROMPTLY PAY TO PTMSI THE TERMINATION FEE AS LIQUIDATED DAMAGES, AS PTMSI S SOLE AND EXCLUSIVE REMEDY FOR SUCH DEFAULT, ALL OTHER REMEDIES BEING EXPRESSLY WAIVED BY PTMSI.

         (D) PTMSI AND MNGI AGREE UPON THE TERMINATION FEE AMOUNT AS LIQUIDATED DAMAGES DUE TO THE DIFFICULTY AND INCONVENIENCE OF MEASURING ACTUAL DAMAGES AND THE UNCERTAINTY THEREOF, AND PTMSI AND MNGI AGREE THAT THE TERMINATION FEE IS A REASONABLE ESTIMATE OF PTMSI S LOSS IN THE EVENT OF ANY SUCH DEFAULT BY MNGI AND OF MNGI S LOSS IN THE EVENT OF ANY SUCH DEFAULT BY PTMSI.

    8.04 Limitations. (a) NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS AGREEMENT, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT NEITHER PARTY IS MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, BEYOND THOSE REPRESENTATIONS OR WARRANTIES EXPRESSLY GIVEN IN THIS AGREEMENT.

         (b)  NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY
OTHER PROVISION OF THIS AGREEMENT, PTMSI AND MNGI AGREE THAT, EXCEPT FOR THE LIQUIDATED DAMAGES SPECIFICALLY PROVIDED FOR IN SECTION 8.03, THE RECOVERY BY EITHER PARTY HERETO OF ANY DAMAGES SUFFERED OR INCURRED BY IT AS A RESULT OF ANY BREACH BY THE OTHER PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR OBLIGATIONS UNDER THIS AGREEMENT SHALL BE LIMITED TO THE ACTUAL DAMAGES SUFFERED OR INCURRED BY THE NON-BREACHING PARTY AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ITS REPRESENTATIONS, WARRANTIES OR OBLIGATIONS HEREUNDER AND IN NO EVENT SHALL THE BREACHING PARTY BE LIABLE TO THE NON-BREACHING PARTY FOR ANY INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, EXCEPT TO THE EXTENT CONSTITUTING PART OF A THIRD PARTY CLAIM PURSUANT TO ARTICLE VII, SUFFERED OR INCURRED BY THE NON-BREACHING PARTY AS
A RESULT OF THE BREACH BY THE BREACHING PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR OBLIGATIONS HEREUNDER.

                               ARTICLE IX
                              MISCELLANEOUS

    9.01 No Partnership. No term or provision of this Agreement shall be construed to establish any relationship of partnership, agency or joint venture between the parties hereto.

    9.02 Further Assurances. Following the Closing, PTMSI and MNGI each shall, and shall cause their appropriate Affiliates to, execute and deliver such documents, and take such other action as shall be reasonably requested by the other party hereto to carry out the transactions provided for herein. Nothing herein shall constitute a waiver by either party of any other right or remedy it may have under this Agreement or otherwise, at law or in equity.

    9.03 Publicity. PTMSI and MNGI shall not, and shall cause their respective Affiliates not to, issue or make any press release or announcement concerning the transactions contemplated hereby, without the prior written agreement of the other party with respect to the form and substance thereof, except that either party may make any such press release and announcement where the releasing party is advised by its legal counsel that such press release or announcement is required by Legal Requirements or stock exchange rules or regulations, but in such event the parties shall use their reasonable good faith efforts to agree as to the form and substance of such release or announcement.

    9.04 Broker Fees. PTMSI and MNGI shall each be responsible for 50% of the fees and commission owed to Merrill, Lynch, Pierce, Fenner & Smith, if any, in connection with the transactions contemplated hereby. PTMSI shall indemnify, defend and hold harmless MNGI, Newco US and Newco Canada from and against all fees and commissions owing to any other broker, finder or agent as a result of the transactions contemplated hereby and arising out of any obligation created or assumed by PTMSI or any of its Affiliates or any of their respective officers, directors, employees or agents, and MNGI shall indemnify, defend and hold harmless PTMSI, Newco US and Newco Canada from and against all fees and commissions owing to any other broker, finder or agent as a result of the transactions contemplated hereby and arising out of any obligation created or assumed by MNGI or any of its Affiliates or any of their respective officers, directors, employees or agents.

    9.05 Costs and Expenses. Each party shall bear its own expenses incurred in connection with the negotiation, preparation and execution of this Agreement.

    9.06 Notices. All notices or other communications required or permitted to be given under this Agreement shall be sufficiently given for all purposes hereunder if in writing and personally delivered, delivered by recognized courier service (such as Federal Express) or certified United States mail, return receipt requested, or sent by facsimile communication to the appropriate address or number as set forth below. Notices shall be effective upon receipt by the party to be notified. The addresses for notice are as follows:

         If to PTMSI, as follows:

              PanEnergy Trading and Market Services, Inc.
              10777 Westheimer
              Suite 650
              Houston, Texas  77042
              Telephone: 713-260-1800
              Fax:  713-260-6511
              Attn:  General Counsel

         If to MNGI, as follows:
              Mobil Oil Corporation
              3225 Gallows Road
              Fairfax, VA  22037
              Telephone:     703-846-4153
              Fax: 703-846-4165
              Attn:     W.S. Piontek

or to such other address as hereafter shall be furnished as provided in this
Section 9.06 by either party hereto to the other party hereto.

    9.07 Assignment and Amendment. Neither the rights nor the obligations under this Agreement shall be assignable in whole or in part by either party hereto without the prior written consent of the other party hereto, and any purported assignment in violation hereof shall be null and void. This Agreement shall not be amended, except pursuant to a writing executed by both of the parties hereto.

    9.08 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

    9.09 Entire Agreement; Supersedure. This Agreement and the Confidentiality Agreement set forth the entire understanding and agreement between the parties as to the matters covered herein and therein and supersede and replace any prior understanding, agreement or statement (written or oral) with respect thereto. The headings herein are for convenience only and shall have no significance in the interpretation hereof.

    9.10 Incorporation of Schedules. The PTMSI Disclosure Schedule and the MNGI Disclosure Schedule are incorporated into this Agreement and shall be deemed a part hereof as if set forth herein in full. References herein to this Agreement and the words herein , hereby , hereof and words of similar import refer to this Agreement (including its Exhibits, the PTMSI Disclosure Schedule and the MNGI Disclosure Schedule) as an entirety.

    9.11 Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

    9.12 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

    9.13 Third Person. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person not a party hereto any rights or remedies under or by reason of this Agreement, except as provided in Section 7.03.

    9.14 Dispute Resolution; Arbitration.

         (a) In the event of any controversy or claim, whether based in contract, tort or otherwise, arising out of or relating to this Agreement or the scope, breach, termination or validity of this Agreement (a Claim ), the parties to this Agreement (the Parties ) shall promptly seek to resolve any such Claim by negotiations between senior executives of the Parties who have authority to settle the Claim. When a Party believes there is a Claim under this Agreement, that Party will give the other Party written notice of the Claim. Within thirty (30) days after receipt of such notice, the receiving Party shall submit to the other a written response. Both the notice and response shall include (i) a statement of each Party's position and a summary of the evidence and arguments supporting its position, and (ii) the name, title, fax number, and telephone number of the executive who will represent that Party. If a Claim involves a claim arising out of the actions of any Person not a signatory to this Agreement, the receiving Party shall have such additional time as necessary, not to exceed an additional 60 days, to investigate the Claim before submitting a written response. The executives shall meet at a mutually acceptable time and place within 15 days after the date of the response and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the Claim. If one of the executives intends to be accompanied at a meeting by an attorney, the other executive shall be given at least five working days' notice of such intention and may also be accompanied by an attorney. All negotiations and communications pursuant to this Section 9.14 shall be treated and maintained by the Parties as confidential information and shall be treated as compromise and settlement negotiations for the purposes of the Federal Rules of Evidence and state rules of evidence.

         (b) If the Claim has not been resolved within 60 days after the date of the response given pursuant to Section 9.14(a), or such additional time, if any, that the Parties mutually agree to in writing, or if the Party receiving such notice denies the applicability of the provisions of Section 9.14(a) or otherwise refuses to participate under the provisions of Section 9.14(a), either Party may initiate binding arbitration pursuant to the provisions of Section 9.14(c).

         (c) Any Claims not settled pursuant to the foregoing provisions shall be submitted to binding arbitration in accordance with the following provisions.

         (i) The Party desiring to initiate arbitration in connection with any Claim shall notify the other Party in writing, which notice shall provide the name of the arbitrator appointed by the Party, demand arbitration and include a statement of the matter in controversy.

         (ii) Within 15 days after receipt of such demand, the receiving Party shall name its arbitrator. If the receiving Party fails or refuses to name its arbitrator within such 15-day period, the second arbitrator shall be appointed, upon request of the Party demanding arbitration, by the Chief U.S. District Court Judge for the Southern District of Texas or such other person designated by such judge. The two arbitrators so selected shall within 15 days after their designation select a third arbitrator; provided, however, that if the two arbitrators are not able to agree on a third arbitrator within such 15-day period, either Party may request the Chief U.S. District Court Judge for the Southern District of Texas or such other person designated by such judge to select the third arbitrator as soon as possible. In the event such Judge declines to appoint an arbitrator, appointment shall be made, upon application of either Party, pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

         (iii) Each arbitrator shall be a licensed attorney with at least 15 years of oil and gas experience as a practicing attorney and at least five years of trial experience or shall be a judge with at least 15 years of experience. In addition, at least one of the arbitrators shall be a judge retired from a state or federal district, appeals or supreme court. If neither of the arbitrators appointed by or on behalf of the Parties is a retired judge, then the third arbitrator shall be a retired judge.

         (iv) The Parties hereto hereby request and consent to the three arbitrators conducting a hearing in Houston, Texas no later than 60 days following their selection or 30 days after all prehearing discovery has been completed, whichever is later, at which the Parties shall present such evidence and witnesses as they may choose, with or without counsel.

         (v) Arbitration shall be conducted in accordance with the Commercial Arbitration Rules and procedures of the American Arbitration Association.

         (vi) The Federal Rules of Civil Procedure, as modified or supplemented by the local rules of civil procedure for the U.S. District Court for the Southern District of Texas, shall apply in the arbitration. The Parties shall make their witnesses available in a timely manner for discovery pursuant to such rules. If a Party fails to comply with this discovery agreement within the time established by the arbitrators, after resolving any discovery disputes, the arbitrators may take such failure to comply into consideration in reaching their decision. All discovery disputes shall be resolved by the arbitrators pursuant to the procedures set forth in the Federal Rules of Civil Procedure.

         (vii) Adherence to formal rules of evidence shall not be required. The arbitrators shall consider any evidence and testimony that they determine to be relevant.

         (viii) The Parties hereto hereby request that the arbitrators render their decision within 30 calendar days following conclusion of the hearing.

         (ix) Any decision by a majority of the arbitration panel shall be final, binding and non-appealable. Any such decision may be filed in any court of competent jurisdiction and may be enforced by any Party as a final judgment in such court. There shall be no grounds for appeal of any arbitration award hereunder.

         (x) The defenses of statute of limitations and laches shall be tolled with respect to a Claim of which a Party gives the other Party written notice, from the date of notice as provided in Section 9.14(a) until such time as the Claim has been resolved pursuant to Section 9.14(a) or an arbitration award has been entered pursuant to this
    Section 9.14(c).

         (xi) The arbitrators shall have no authority to award special, exemplary, or consequential damages, except as to third-party claims pursuant to the indemnification provisions of Article VII of this Agreement.

    9.15 Recovery of Costs and Attorneys Fees. In the event arbitration (or, despite the Parties agreement to settle Claims through binding arbitration, litigation) arising out of this Agreement is initiated by either Party, the prevailing Party, after the entry of a final non-appealable order, shall be entitled to recover from the other Party, as a part of said order, all court costs, fees and expenses of such arbitration (or litigation), including reasonable attorneys' fees.

    9.16 Choice of Forum. If, despite the Parties agreement to submit any Claims to binding arbitration, there are any court proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, such proceedings shall be brought and tried exclusively in the federal or state courts situated in Harris County, Texas. THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY.

    9.17 Time of Essence.  Time is of the essence in this Agreement.

    IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

                                   PANENERGY TRADING AND
                                   MARKET SERVICES, INC.


                                   By:__________________________
                                   Name:________________________
                                   Title:_______________________


                                   MOBIL NATURAL GAS INC.


                                   By:__________________________
                                   Name:________________________
                                   Title:_______________________

                               APPENDIX 1

              Sections in which Defined Terms First Appear
             --------------------------------------------


                                       Section or Article or
Definition                             Paragraph
- ----------                             ------------------------------

Affiliate                              Article I

Agreement                              First paragraph of this
                                       Agreement

Asset Purchase Agreement               Section 2.03

Assignment and Assumption Agreement    Section 2.01

Business Day                           Article I

Canada GP                              Section 2.01

Capital Account                        Section 2.01

Claim                                  Section 9.14

Claim Notice                           Section 7.04

Closing                                Section 2.02

Closing Date                           Section 2.02

Code                                   Article I

Confidentiality Agreement              Section 8.02

Contracts                              Article I

Control                                Article I

Derivative Contracts                   Section 2.01

Effective Time                         Section 2.02

Election Period                        Section 7.04

ERISA                                  Section 3.11

ERISA Affiliate                        Article I







                            App. 1-1

                                       Section or Article or
Definition                             Paragraph
- ----------                             ------------------------------

Excluded Accounts                      Section 2.04

Final Effective Time Balance Sheets    Section 2.04

Funding Agreement                      Section 6.01

GAAP                                   Article I

Gas Services                           Section 2.01

Governmental Authority or Governmental Article I

Indemnified Party                      Section 7.04

Indemnifying Party                     Section 7.04

Indemnity Notice                       Section 7.04

Independent Accountants                Section 2.04

Intellectual Property                  Article I

IRS                                    Article I

Judgments                              Article I

Knowledge                              Article I

Law                                    Article I

Legal Requirements                     Article I

Lien                                   Article I

Limited Partnership Agreement          Second paragraph of this
                                         Agreement

LLC Agreement                          Second paragraph of this
                                         Agreement

Losses                                 Section 7.03












App. 1                             -2

                                       Section or Article or
Definition                             Paragraph
- ----------                             ------------------------------

Material Effect                        Article I

MEPUS                                  Section 2.03

MEPUS/Newco US Supply Contract         Section 2.03

MNGI                                   First paragraph of this
                                       Agreement

MNGI Assets                            Section 2.01

MNGI Business                          Section 2.03

MNGI Canada Business                   Section 2.01

MNGI Consents                          Section 5.07

MNGI Contracts                         Section 2.01

MNGI Disclosure Schedule               Article IV

MNGI March 31 Balance Sheet            Section 4.06

MNGI Final Effective Time Balance Sheets    Section 2.04

MNGI Indemnified Liabilities           Section 7.03

MNGI Liabilities                       Section 2.01

MNGI Preliminary Effective Time Balance Sheets   Section 2.04

MNGI Proposed Final Effective
  Time Balance Sheets                  Section 2.04

MNGI US Assets                         Section 2.01

MNGI US Business                       Section 2.01

MNGI US Liabilities                    Section 2.01

Mobil                                  Section 2.01

Mobil Canada                           Section 2.01










App.                              1-3

                                       Section or Article or
Definition                             Paragraph
- ----------                             ------------------------------

Mobil Canada Assets                    Section 2.01

Mobil Canada Liabilities               Section 2.01

Mobil Owners                           Section 2.01

Mocan Supply Contract                  Section 2.03

Mocorp                                 First paragraph of this
                                       Agreement

Mocorp Canada Marketing Companies      Section 2.01

Mocorp Contracts                       Section 2.01

Mocorp Guaranty                        Section 2.03

Mocorp License Agreement               Section 2.03

Mocorp Marketing Companies             Section 2.01

NEB                                    Article I

Net Working Capital                    Section 2.03

Newco Canada                           Second paragraph of this
Agreement

Newco US                               Second paragraph of this
                                       Agreement

Owner                                  Section 2.01

Owners                                 Section 2.01

PanEnergy                              Section 2.01

PanEnergy Canada LP                    Section 2.01

PanEnergy Marketing Companies          Section 2.01

PanEnergy Owners                       Section 2.01

Parties                                Section 9.14









App. 1-                            4

                                       Section or Article or
Definition                             Paragraph
- ----------                             ------------------------------

Partnership Agreement                  Second paragraph of this
                                         Agreement

PEC                                    First paragraph of this
                                         Agreement

PEC Guaranty                           Section 2.03

PEC License Agreement                  Section 2.03

Permits                                Article I

Person                                 Article I

Power                                  Section 2.01

Preliminary Effective Time Balance Sheets   Section 2.04

Proceeding                             Article I

Proposed Final Effective Time Balance Sheets     Section 2.04

PTMSI                                  First paragraph of this
                                         Agreement

PTMSI Assets                           Section 2.01

PTMSI Business                         Section 2.03

PTMSI Canada Assets                    Section 2.01

PTMSI Canada Business                  Section 2.01

PTMSI Canada Liabilities               Section 2.01

PTMSI Consents                         Section 5.06

PTMSI Contracts                        Section 2.01

PTMSI Disclosure Schedule              Article III

PTMSI Final Effective Time Balance Sheets   Section 2.04











App. 1-5

                                       Section or Article or
Definition                             Paragraph
- ----------                             ------------------------------

PTMSI Indemnified Liabilities          Section 7.03

PTMSI Liabilities                      Section 2.01

PTMSI March 31 Balance Sheets          Section 3.06

PTMSI Party                            Section 7.03

PTMSI Preliminary Effective Time Balance Sheets  Section 2.04

PTMSI Proposed Final Effective Time
  Balance Sheets                       Section 2.04

PTMSI US Assets                        Section 2.01

PTMSI US Business                      Section 2.01

PTMSI US Liabilities                   Section 2.01

PUHCA                                  Section 3.12

Recipient                              Section 2.04

Related Agreements                     Section 3.02

Risk Management                        Section 2.01

Sable Island Supply Contract           Section 2.03

Secondment Agreement                   Section 5.05

Settlement Date                        Section 2.04

Specified Contracts                    Section 5.04

Specified Rate                         Section 2.04

Tax Returns                            Section 3.10

Taxes                                  Section 3.10

Termination Fee                        Section 1.01

Third Party Claim                      Section 7.04









App. 1-6

                                       Section or Article or
Definition                             Paragraph
- ----------                             ------------------------------

Total Exposure                         Section 2.04

Transferred Employees                  Section 5.05


















































App. 1-7